UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
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STRIDE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Stride, Inc.
11720 Plaza America Drive
9th Floor
Reston, VA 20190

October 24, 2025
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2025 Annual Meeting of Stockholders of Stride, Inc. (“Annual Meeting”) to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 4, 2025, at 11:00 a.m., Eastern Time. Details regarding the Annual Meeting and the matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.
We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker, bank or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card or voting instruction form in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of Stride.

Sincerely,

Steven B. Fink
Lead Independent Director

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
December 4, 2025
The annual meeting of stockholders of Stride, Inc., a Delaware corporation (“Company”), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 4, 2025, at 11:00 a.m., Eastern Time (“Annual Meeting”).
At the Annual Meeting, stockholders will be asked to:
1.	Elect eight (8) directors to the Company’s Board of Directors each to serve for a one-year term;
2.	Consider and vote upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026;
3.	Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company (“Say-on-Pay”);
4.	Consider and vote upon the approval of the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan;
5.	Consider and vote upon the approval of the Company’s 2025 Employee Stock Purchase Plan; and
6.	Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on October 14, 2025, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders for the fiscal year ended June 30, 2025 (“Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (“fiscal 2025”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2025.
We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 24, 2025.
For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of our common stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the record date, October 14, 2025. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned our common stock as of the close of business on the record date, October 14, 2025. To vote at the meeting, those who have beneficial ownership of stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days ending on the day before the Annual Meeting, at the Company’s principal place of business at 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190.
Your vote is important to us. We encourage you to read the Proxy Statement and promptly submit your proxy or voting instructions by Internet, telephone, or mail. Voting before the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.

Sincerely,

James J. Rhyu
Chief Executive Officer

Reston, VA
October 24, 2025
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on December 4, 2025:
The Company’s 2025 proxy statement and the 2025 Annual Report are available at
www.proxyvote.com

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card or voting instruction form.

STRIDE, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
December 4, 2025
This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Stride, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 4, 2025, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “Stride,” “we,” “our,” “us” and the “Company” each refer to Stride, Inc. The mailing address of our principal executive offices is 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190. This Proxy Statement will be made available on or about October 24, 2025, to holders of record as of the close of business on October 14, 2025 of our common stock, par value $0.0001 per share (“Common Stock”).
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 24, 2025, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting, except for those stockholders who received paper copies of the proxy materials. The Notice tells you how to:
•
view our proxy materials for the Annual Meeting, including this Proxy Statement and the Stride, Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2025, on the Internet and vote; and

•	instruct us to send proxy materials to you by mail or email.
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board has fixed the close of business on October 14, 2025 as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 43,859,831 shares of Common Stock outstanding and entitled to vote.
Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Quorum and Vote Required
A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, the holders of which are present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed in order to solicit additional proxies.
If a quorum is present, a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the members of the Board; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for (i) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (“fiscal 2026”), (ii) the non-binding advisory resolution approving the compensation of the named executive officers (“NEOs”) of the Company, (iii) the approval of the

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amendment and restatement of the Company’s 2016 Equity Incentive Award Plan, (iv) the approval of the Company’s 2025 Employee Stock Purchase Plan, and (v) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that proposal and has not received instructions from the beneficial owner. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors in Proposal 2), but not with respect to non-routine matters (such as Proposals 1, 3, 4 and 5).
Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present. Withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. However, because abstentions and broker non-votes are considered present in person or represented by proxy, abstentions and broker non-votes (if any) will have the effect of a vote against the approval of Proposals 2, 3, 4 and 5, which require the affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting.
Voting; Proxies
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply vote using one of the methods provided by your broker, bank or other nominee to ensure that your vote is counted.
If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock in person instead of voting by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank or other nominee, you must obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock in person at the Annual Meeting.
Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:
FOR the election of each of the Board nominees named in Proposal 1;
FOR Proposal 2, the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2026;
FOR Proposal 3, the approval, on a non-binding advisory basis, of the compensation of the NEOs of the Company;

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FOR Proposal 4, the approval of the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan;
FOR Proposal 5, the approval of the Company’s 2025 Employee Stock Purchase Plan; and
In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Revocation
A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy card; (iii) voting again by telephone; (iv) voting again via the Internet; or (v) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Stride, Inc., Attn: General Counsel and Secretary, 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190. If your shares of Common Stock are registered in the name of your broker, bank or other nominee, you must follow the instructions of such broker, bank or other nominee to revoke a proxy.
Attending the Annual Meeting
The Annual Meeting will be held on December 4, 2025 at 11:00 a.m., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304. For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of Common Stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the Record Date. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned Common Stock as of the close of business on the Record Date.
Rules of conduct regarding the Annual Meeting will be provided during the Annual Meeting. To vote at the Annual Meeting, those who have beneficial ownership of Common Stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders, and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others, so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
The Company has retained D. F. King & Co. (“DF King”) to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (866) 829-1035 or via email at Stride@dfking.com.

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Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present or represented. Any business may be transacted at the adjourned meeting (at which a quorum shall be present or represented) which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

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ELECTION OF DIRECTORS
(Proposal 1)
Summary
The Board currently consists of eight members, each of whose term expires at the Annual Meeting. Each of our eight directors has been nominated for election for a term expiring at the 2026 annual meeting of stockholders. The eight nominees are: Aida M. Alvarez, Steven B. Fink, Robert E. Knowling, Jr., Allison Lawrence, Liza McFadden, James J. Rhyu, Ralph Smith and Joseph A. Verbrugge. Each of the nominees has agreed to serve as a director if elected, and the Company believes that each nominee will be available to serve.
The following table shows the composition of age, tenure, gender and racial or ethnic backgrounds of our director nominees. Data reflected for gender and racial or ethnic backgrounds are based on voluntary reporting. The Board believes that this balance in age and tenure and wide range of backgrounds and experience will provide broad and valuable perspectives to the Board that will lead to a well-functioning Board.

Average	Alvarez	Fink	Knowling	Lawrence	McFadden	Rhyu	Smith	Verbrugge
Knowledge, Skills and Experience									
Experience with Governance, Board, and Board Committees Recent or current experience as a director of another company/organization or significant involvement with the corporate governance requirements and practices of another company/organization's board or its committees		✓	✓	✓	✓	✓	✓	✓	✓
Business Operations Experience and practical understanding of the operation of a business		✓	✓	✓	✓	✓	✓		✓
Financial / Accounting Experience Experience in, and an understanding of, financial reporting and/or accounting processes, resulting in proficiency in financial management and/or reporting, capital allocation, and internal controls.			✓	✓		✓	✓	✓	✓
Emerging Technologies or Business Experience in technology-related business, technological functions or implementing innovative technological business strategies, as well as an understanding of emerging technology trends			✓	✓	✓	✓	✓		✓
Information Security or Cybersecurity Experience leading the information technology function of a business			✓	✓			✓		✓
M&A Experience in mergers and acquisitions transactions			✓	✓			✓		✓
Public Policy Knowledge of, or experience in, education or public policy		✓	✓			✓	✓	✓	
International Experience doing business internationally or running an international business		✓	✓	✓	✓		✓		✓
Executive Leadership C-level experience operating or leading business operations		✓	✓	✓	✓	✓	✓	✓	✓
Age / Board Tenure	**Average**								
Age	63.5	76	74	70	44	63	55	78	56
Years on Board	7	8	22	7	2	8	4	2	3
Gender									
Male			✓	✓			✓	✓	✓
Female		✓			✓	✓			
Race / Ethnicity									
White/Caucasian			✓			✓			✓
Black or African American				✓	✓			✓	
Asian American							✓		
Hispanic or Latin		✓							
Did Not Disclose Demographic Background

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Information Regarding Nominees
The names and ages of the nominees, their principal occupations and employment during the past five years, and other information regarding them are as follows.
OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES

AIDA M. ALVAREZ Age: 76 Director Since: 2017 Nominating and Corporate Governance Committee Independent	Professional Experience:

Ms. Alvarez currently serves as Chair Emerita of the Latino Community Foundation. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton’s Cabinet from 1997 to 2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Fastly, Inc. since August 2019; and Bill.com since May 2022. From 2016 to April 2025, Ms. Alvarez served on the board of directors of HP Inc.; from 2006 to June 2016, served on the board of directors of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of directors of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). From 2014 to 2019, she served on the board of directors of Zoosk, Inc., and from 2011 to November 2022, on the board of Oportun Financial Corp. (formerly Progress Financial Corporation).

Attributes, Skills and Qualifications:

Ms. Alvarez holds a B.A. from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience and ability to bring diverse perspectives to the Board.

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STEVEN B. FINK Age: 74 Director Since: 2003 Audit Committee Chair Compensation Committee Independent	Professional Experience:

Mr. Fink is the Co-Chairman of Heron International. He served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the boards of City of Hope, St. Helena Hospital, OLE Health Foundation and the Herb Ritts Foundation. From 1999 to 2009, Mr. Fink served as a director of Leapfrog Enterprises, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera Enterprises, Inc.

Attributes, Skills and Qualifications:

Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies, in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

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ROBERT E. KNOWLING, JR. Age: 70 Director Since: 2018* Compensation Committee Audit Committee Independent	Professional Experience:

Mr. Knowling serves as Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations and re-engineer businesses. From 2002 to 2005, he served as Chief Executive Officer of the NYC Leadership Academy, an independent non-profit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling previously held roles as Chief Executive Officer of Telwares, Chairman and Chief Executive Officer of SimDesk Technologies, Inc. and Chairman, President and Chief Executive Officer of Covad Communications. He was awarded the Wall Street Project’s Reginald Lewis Trailblazers Award by President Clinton and the Reverend Jesse Jackson in 1999. Mr. Knowling serves on the board of directors for CECO Environmental Corp., Rocket Software and Stream Companies. He also previously served on the board of directors of Citrix Systems Inc. from 2020 to September 2022, Heidrick & Struggles, Inc. from 2001 to 2015, Convergys Corporation from 2017 to 2018 and Roper Technologies, Inc. from 2008 to 2021.

Attributes, Skills and Qualifications:

Mr. Knowling holds a B.A. in theology from Wabash College and an M.B.A. from Kellogg School of Management, Northwestern University. Mr. Knowling was selected as a director based on his experience in public education, public company leadership roles, technology and organizational development.

*	As previously disclosed, Mr. Knowling resigned from the Board in April 2025 and was elected to return to the Board in September 2025.

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ALLISON LAWRENCE Age: 44 Director Since: 2023 Compensation Committee Independent	Professional Experience:

Ms. Lawrence serves as chief impact and inclusion officer at Stanley Black & Decker, Inc., where she has held progressive leadership roles since joining in 2003, most recently as president of eCommerce in the tools and outdoor division, business president, vice president and chief of staff to the chief executive officer. As president of eCommerce, Allison led a global team as they drove the strategic expansion of the eCommerce business and evolved the organization’s digital capabilities to address the end-to-end customer journey. Ms. Lawrence currently leads the strategic development of Stanley Black & Decker, Inc.’s enterprise culture and inclusion activities focused on driving business outcomes and maximizing positive impact for customers and end-users.

Ms. Lawrence also serves on the board of Hartford Hospital, one of the largest teaching hospitals in New England.

Attributes, Skills and Qualifications:

Ms. Lawrence holds a Bachelor of Science degree in marketing from Oklahoma State University. She also earned a Master of Business Administration from the University of Texas at Dallas. She was selected as a director because of her expertise in brand development, digital media, and eCommerce.

LIZA MCFADDEN Age: 63 Director Since: 2017 Nominating and Corporate Governance Committee Chair Independent	Professional Experience:

Ms. McFadden founded LIZA and Partners LLC, which provides consulting services for nonprofits and foundations. She is the inaugural recipient of the Women Who Mean Business Award in her hometown of Tallahassee for her community service and serves on the boards of the Conservation Nation, the Florida State Parks Foundation, Village Square and the Suwannee River Area Council, Scouting America. Previously, she was President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy from 2012 to 2018. She is a former high school teacher, Florida Department of Education administrator and served in Governor Jeb Bush’s administration. Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board.

Attributes, Skills and Qualifications:

Ms. McFadden holds an M.A. from Florida State University and a B.A. from Fitchburg State University. Ms. McFadden was selected as a director because of her expertise in educational policy and programming for adults and children, as well as her experience in working with local and state governments.

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JAMES J. RHYU Age: 55 Director Since: 2021 Stride, Inc. Chief Executive Officer and Executive Chair	Professional Experience:

Mr. Rhyu joined us in June 2013, serving as the Company’s Chief Financial Officer until April 2020. In April 2020, he was appointed the Company’s President, Corporate Strategy, Marketing and Technology. In January 2021, Mr. Rhyu was appointed and currently serves as Chief Executive Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, from June 2011 to June 2013. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America.

Attributes, Skills and Qualifications:

Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

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RALPH SMITH Age: 78 Director Since: 2023 Audit Committee Nominating and Corporate Governance Committee Independent	Professional Experience:

Mr. Smith currently serves as the Managing Director of The Campaign for Grade-Level Reading (“CGLR”), which he launched in May 2010 as a project of the Annie E. Casey Foundation. The CGLR supports a national network of 350+ communities in developing and implementing plans to ensure early school success for children of economically challenged families.

From 1994 to 2016, Mr. Smith served on the senior management team at the Annie E. Casey Foundation (“AECF”), first as Director of Planning and Development, then Senior Vice President, and Executive Vice President. At AECF, Mr. Smith led a comprehensive effort to assist local communities committed to improving economic and educational outcomes for families and children in disinvested communities across the nation. He also previously served on the boards of directors of LeapFrog Enterprises, Inc. from 2005 to 2009 and Nobel Learning Communities, Inc. from 2008 to 2011. From 1983 to 1990, Mr. Smith served as Special Counsel and then as Chief of Staff and Chief Operating Officer for the School District of Philadelphia. From 1991 to 1993, he served as a senior advisor to Philadelphia’s mayor, focusing on children and family policy. Mr. Smith was a tenured member of the law faculty at the University of Pennsylvania, where he taught education law and policy, corporations, and securities regulation from 1975 to 1997.

Attributes, Skills and Qualifications:

Mr. Smith holds Bachelor of Arts degree from Loyola University of Los Angeles and a law degree from the University of California, Los Angeles. Mr. Smith was selected as a director because of his leadership experience in education and improving access to educational resources.

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JOSEPH A. VERBRUGGE Age: 56 Director Since: 2022 Compensation Committee Chair Audit Committee Independent	Professional Experience:

Mr. Verbrugge served as Chief Commercial Officer of Sirius XM Holdings Inc. (“Sirius XM”), where he oversaw all commercial activities focused on marketing, subscription revenue, automotive and streaming partnerships and retail product development and sales for various SiriusXM brands from June 2022 to July 2024. Mr. Verbrugge held various senior roles at SiriusXM since 2004, including Executive Vice President, Sirius XM Digital Subscriptions. He served as a member of the board of directors of Sirius XM Canada Inc. (previously, Toronto: XSR), and since July 2020 also serves as a member of the Board of Advisors for Georgetown University’s McDonough School of Business. From 1997 to 2004, Mr. Verbrugge worked as a management consultant with The Dealy Strategy Group LLC, where he advised senior leaders of media, technology and services companies on strategy, operations and transactions.

Attributes, Skills and Qualifications:

Mr. Verbrugge holds a doctorate in philosophy in management studies from University of Oxford, an M.B.A. from Georgetown University and a B.A. from the University of Michigan. Mr. Verbrugge was selected as a director because of his leadership experience in marketing, partnership development, strategy, operations and human resources.

Executive Officers
Set forth below is biographical information for each of our current executive officers who is not also a director.

DONNA BLACKMAN Age: 59 Chief Financial Officer	Professional Experience:

Ms. Blackman has served as the Company’s Chief Financial Officer since July 2022, and she previously served as the Company’s Chief Accounting Officer and Treasurer from May 2020 to June 2022. Prior to joining the Company, she served as the Senior Vice President of Business Operations at BET Networks from May 2017 to January 2019, where she oversaw finance, strategy, research, live events, security, facilities and operations. From July 2013 to May 2017, she held other senior roles at BET Networks, including Senior Vice President and Head of Finance, Senior Vice President, Financial Planning and Analysis and Senior Vice President Finance and Controller. Earlier in her career, Ms. Blackman worked for Marriott International and KPMG in a variety of leadership roles in accounting and finance. Ms. Blackman earned an MBA from the University of Maryland’s Robert H. Smith School of Business and a B.A. in Accounting from North Carolina State University and is a certified public accountant.

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TODD GOLDTHWAITE Age: 55 Managing Director, Portfolio Companies	Professional Experience:

Mr. Goldthwaite has served as the Company’s Managing Director of Portfolio Companies since January 2022. Prior to this role, he was the Company’s Chief Marketing Officer from November 2017 to January 2022, Senior Vice President of School Management and Services from January 2015 to October 2017, and Vice President of Enrollment Operations from January 2013 to January 2015. Before joining the Company, Mr. Goldthwaite was the Vice President of Operations at Blackboard from January 2011 to January 2013. Earlier in his career, he held several executive roles in sales, marketing, customer service, and operations at MCI, which later became Verizon.

GREERSON G. MCMULLEN, SR. Age: 63 General Counsel and Secretary	Professional Experience:

Mr. McMullen has served as the Company’s General Counsel and Secretary since March 2025. Prior to this role, he was the Founder of GGM Legal Consulting from February 2024 to February 2025. From September 2020 to January 2024, he served as General Counsel and Company Secretary at LGC Ltd in London. From October 2016 to January 2020, he was Chief Legal Officer and General Counsel at Coty Inc. Prior to that, he held General Counsel roles at Schweitzer-Mauduit International, The ServiceMaster Company, CNL Hotels & Resorts and Global Signal Inc. He also spent several years with General Electric in various legal positions and began his private-sector legal career at Sullivan & Cromwell in Washington, D.C. and Paris.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Board Meetings; Attendance at Annual Meetings
Our Board met five times in person or telephonically during fiscal 2025. Each director serving on the Board in fiscal 2025 attended at least 75% of the total Board and committee meetings, to which they were assigned, during such director’s term of service. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Messrs. Fink, Knowling, Rhyu and Verbrugge were the only then-serving members of our Board to attend our 2024 annual meeting of stockholders. Our director attendance policy is included in our Corporate Governance Guidelines, which are available on our website at https://investors.stridelearning.com/governance.
Independence of Directors
Our Board has affirmatively determined that each of our non-employee directors is “independent” as defined in the currently applicable listing standards of the New York Stock Exchange (“NYSE”) and the rules and regulations of the SEC. In addition, Craig R. Barrett, our former Chair of the Board who retired at the 2024 annual meeting of stockholders, was independent during his term of service on our Board. Mr. Rhyu is not independent under either NYSE or SEC rules because he is the CEO of the Company. If the nominees for the Board are duly elected at the Annual Meeting, then each of our directors, other than Mr. Rhyu, will serve as an independent director.
Committees
The standing committees of our Board are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The specific functions and responsibilities of each committee are set forth in its charter, which is available on the Company’s web site at https://investors.stridelearning.com/governance and is also available in print to any stockholder who requests it.
As of the date of this Proxy Statement, membership on the committees of the Board is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Aida M. Alvarez			X
Steven B. Fink	Chair	X
Robert E. Knowling, Jr.	X	X
Allison Lawrence		X
Liza McFadden			Chair
James J. Rhyu
Ralph Smith	X		X
Joseph A. Verbrugge	X	Chair

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AUDIT COMMITTEE
Members: Messrs. Fink (Chair), Knowling, Smith and Verbrugge

Number of Meetings: 11, excluding informal meetings throughout the year

Independence and Qualifications: The Board has determined that each of Messrs. Fink, Knowling, Smith and Verbrugge qualifies as independent under the listing standards of the NYSE and SEC regulations and that each of Messrs. Fink, Knowling, Smith and Verbrugge is an “audit committee financial expert” as defined by the SEC.

Responsibilities: The Audit Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board, each of whom satisfies the requirements of independence and financial literacy. Under its charter, the responsibilities of the Audit Committee include, among other things:

•	selecting an independent registered public accounting firm, including responsibility for the compensation, retention and oversight of the independent registered public accounting firm;
•
discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting and applicable requirements regarding auditor independence;

•	reviewing and recommending to the Board that the audited financial statements of the Company be included in our Annual Report on Form 10-K;
•	reviewing and discussing with management quarterly financial statements, earnings press releases and other financial information or earnings guidance provided to analysts and rating agencies;
•	reviewing and discussing with management significant accounting matters and disclosures;
•
discussing with management and assessing the Company’s policies with respect to risk assessment and risk management, including the Company’s information technology, privacy and data security risks as informed by semi-annual presentations to the Audit Committee; and

•	discussing with management the Company’s significant financial risk exposure.

In addition, our Corporate Governance Guidelines and Audit Committee charter provide that members of the Audit Committee may not serve on the audit committees of more than two other public companies at the same time as they serve on our Audit Committee unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and such determination is disclosed in the Company’s annual proxy statement.

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COMPENSATION COMMITTEE
Members: Messrs. Fink, Knowling and Verbrugge (Chair) and Ms. Lawrence

Number of Meetings: 4

Independence and Qualifications: The Board has determined that each of Messrs. Fink, Knowling and Verbrugge and Ms. Lawrence qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Compensation Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

•	reviewing the compensation strategy of our Company;
•
reviewing, approving and recommending corporate goals and objectives relating to the compensation of our CEO and Executive Chair and, based upon an evaluation of the achievement of these goals, recommending to the Board our CEO and Executive Chair’s total compensation;

•
reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including, without limitation, stock options, restricted shares and other forms of equity compensation;

•	considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;
•	performing such duties and exercising such authority as may be assigned by the Board, including under the terms of our equity incentive and bonus plans;
•	reviewing and, if applicable, discussing with management the Company’s programs and practices for human capital management; and
•
reviewing and adopting, or recommending to the Board for adoption, and overseeing and administering the Company’s compliance with, any Company clawback or compensation recovery policy (including any such policy required by applicable SEC and NYSE rules).

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Mses. Alvarez and McFadden (Chair) and Mr. Smith

Number of Meetings: 4

Independence and Qualifications: The Board has determined that each of Mses. Alvarez and McFadden and Mr. Smith qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Nominating and Corporate Governance Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

• recommending to the Board nominees to stand for election at the annual meeting of stockholders and recommending individuals to fill vacancies on the Board;
•
reviewing the performance of each current director and overseeing the Board in the Board’s annual review of its performance (including its composition and organization) and the performance of management;

• reviewing the Board committee structure and recommending to the Board the directors to serve as members of each committee;
• making recommendations to the Board regarding governance matters; and
• recommending to the Board any proposed change to the Corporate Governance Guidelines.

The director nomination process and the factors considered by the Nominating and Corporate Governance Committee when reviewing candidates are described below in “Director Nomination Process.”

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Director Nomination Process
The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board:
•	personal and professional integrity, ethics, values and leadership skills;
•
experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance, accounting, operations, governance, executive compensation, cybersecurity and other elements relevant to the success of the Company in today’s business environment;

•	experience in the Company’s industry and political environment and an understanding of the relevant social and public policy issues facing the Company’s business, strategy and product offerings;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and, if applicable, committee meetings;
•	potential conflicts of interest with the candidate’s other professional and personal pursuits;
•	experience as a board member of another publicly traded company;
•	academic or policy expertise in an area of the Company’s operations;
•	practical and mature business judgment, including the ability to make independent analytical inquiries; and
•	a range and breadth of backgrounds and experiences.
The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess a mix of the appropriate backgrounds, perspectives, skills and expertise to oversee the Company’s business. Based upon voluntarily reported data, our eight-member Board has one Hispanic director, one Asian American director, three African American directors, three White directors, three female directors, and five male directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, in the same manner and using the same criteria as for other candidates, provided such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the Corporate Secretary of the Company at Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.
Communications with Directors
Stockholders and other interested parties may communicate directly with our Board, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board at its regularly scheduled

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meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board or an individual director, or our management or independent advisors and will determine whether any response is necessary.
Board Leadership Structure
Our Board is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into, and oversight of, the operations, management and strategic issues of the Company. Currently, Mr. Rhyu serves as CEO and Executive Chair of the Board, and Mr. Fink serves as the Lead Independent Director. The Board has evaluated its leadership structure and continues to believe that the current leadership structure is appropriate and provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Rhyu’s leadership and years of experience in the Company’s business and industry.
Chief Executive Officer. Our Board elects a CEO who is responsible for the strategic direction and day-to-day leadership and performance of the Company, subject to the overall direction and supervision of the Board and its committees. The CEO is responsible for developing our culture and overall Company vision, managing, overseeing and evaluating the executive officers and other key employees that report directly to the CEO and serving as the principal external spokesperson for the Company.
Executive Chair. Our Board elects a chair from among the directors and determines whether to separate or combine the roles of Chair and CEO based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances, and this determination is communicated to stockholders. The determination to elect Mr. Rhyu as Executive Chair of the Board was based on a number of factors that made him particularly well-suited for the role. These factors included his position as the Company’s CEO and his prior positions as the Company’s CFO and President, Corporate Strategy, Marketing and Technology, along with his understanding of the Company’s business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Rhyu to provide strong and effective leadership to the Board and to ensure that the Board is informed of important issues.
Role and Responsibilities of the Executive Chair of the Board include:
•	in consultation with our Lead Independent Director, setting the agenda for the regular and special meetings of the Board;
•	chairing meetings of the Board;
•	presiding at the annual meeting of stockholders; and
•	performing such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board.
Lead Independent Director. A Lead Independent Director is appointed by the Board to serve in such role at any time that the Chair of the Board is not independent. The Board may also designate a Lead Independent Director at such other times as the Board deems appropriate and may modify its leadership structure in the future as it deems appropriate. The determination to elect Mr. Fink as Lead Independent Director was based on a number of factors that made him particularly well-suited for the role. These factors included his current service as Chair of our Audit Committee, along with his significant experience in operations and financial oversight gained as serving as

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director or chairman for various public and private companies and his understanding of the Company’s business, growth opportunities, challenges and risk management practices. A key role of the Lead Independent Director is to facilitate communications between the Executive Chair and CEO and independent directors and the committees of the Board. The Board believes that the Lead Independent Director will provide additional independent oversight of executive management and Board matters.
Role and Responsibilities of the Lead Independent Director include:
•	chairing and setting the agenda for all executive sessions of the independent directors and any sessions of independent directors that a management director is invited to attend;
•	chairing meetings of the Board when the Executive Chair and CEO is unable to attend;
•	consulting with the Executive Chair and CEO as to the agenda for Board meetings and with the committee Chairs as to the agendas for committee meetings where appropriate;
•	calling meetings of the independent directors and/or the non-management directors as needed;
•	meeting regularly with the Executive Chair and CEO to discuss information required from management by the Board to perform its duties;
•	reviewing with the Executive Chair and CEO and the Chair of the Compensation Committee the results of the annual performance evaluation of the Executive Chair and CEO;
•
serving as a liaison between the Executive Chair and CEO and the other directors with respect to informal communications between Board meetings, if desired, thereby giving guidance to management in meeting the objectives set by the Board and monitoring compliance with corporate governance policies; and

•
meeting with stockholders without management present, together with one or more independent directors selected by the Lead Independent Director, if requested by a stockholder and otherwise deemed appropriate by the Lead Independent Director, and reporting to the Board regarding any such meetings.

Executive Sessions of the Board. Our Board holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board. The independent directors also may meet without management present at other times as requested by any independent director. The Lead Independent Director will have the authority to call meetings of the independent directors and chair executive sessions of the Board during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Executive Chair and CEO to function in the most effective manner. As Lead Independent Director, Mr. Fink chairs the executive sessions of the Board.
Risk Oversight
Our Board believes full and open communication with management is essential for effective enterprise risk management and oversight. Members of our Board discuss strategy and risks facing the Company with our CEO and our senior management at meetings of the Board, or when members of our Board seek to focus on a particular area of risk. Because our CEO and Executive Chair of the Board sets the agenda for Board meetings, in consultation with our Lead Independent Director, each functional division of the Company can identify and bring to our Board’s or Board committees’ attention risk-related topics that may require added focus, which have included: evolving state curriculum standards, student engagement and retention, education technology,

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legal and policy matters, information security and succession planning. Our CEO also periodically presents to our Board on the strategic, financial and operational issues facing the Company, which frequently includes a review of associated risks and opportunities.
Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces and applying the Company’s disclosure controls and procedures, while our Board, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2025, the Audit Committee continued to work directly with a major independent accounting firm to support the Company’s internal audit function in risk management. This combination provides us with the focus, scope, expertise, alignment and continuous attention necessary for effective risk management and disclosures.
While our Board is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas:
The Audit Committee oversees financial reporting and internal controls, school and corporate compliance, cybersecurity and operations risk and discusses with management the Company’s policies with respect to those matters. Our internal audit department prepares risk management reports that are provided to the Audit Committee on a quarterly basis, or as needed. The Audit Committee receives regular reports from management, including the Chief Information Security Officer, on our cybersecurity risks. In addition, management updates the Committee on any cybersecurity incidents it considers to be significant or potentially significant. The Audit Committee reports to the full Board regarding its activities, including those related to cybersecurity. In addition, the Audit Committee assists the Board in the oversight of legal risk management. A Legal Compliance and Ethics Committee (consisting of senior management members) maintains a Legal Compliance and Ethics Program, which includes a Chief Compliance Officer. The Legal Compliance and Ethics Committee provides reports to the Audit Committee on the Company’s legal risks and compliance-related matters in the schools we serve and at the corporate level.
Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and retains outside compensation and legal experts for that purpose.
Finally, our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure, or design, of the Board, succession planning and corporate governance.
The Board committees may retain independent counsel, experts or advisors as provided for in their charters, and the Board as a whole has access to such advisors and such other independent advisors that the Company retains or that the Board considers necessary to discharge its responsibilities, including in connection with risk oversight.
Compensation of Non-Employee Directors
In fiscal 2025, pursuant to our Amended Non-Employee Directors Compensation Plan (“Directors Compensation Plan”), our non-employee directors were eligible to receive annual cash retainers for service on our Board and assigned committees and restricted stock awards. Mr. Rhyu, our CEO, received no additional compensation for his service on our Board.
Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $70,000, the Lead Independent Director, if applicable, receives

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an additional $50,000 (increased from $25,000 in February 2025), the non-executive Chair of our Board, if applicable, receives an additional $100,000 and each non-employee director receives an additional amount for each committee on which the non-employee director serves, as shown below:

	Additional Cash Retainer
Committee	Chair	Member
Audit Committee	$35,000	$10,000
Compensation Committee	$25,000	$10,000
Nominating and Corporate Governance Committee	$15,000	$10,000

On the date of each annual meeting of stockholders, commencing in 2024, each non-employee director is eligible to receive an annual restricted stock award valued at $250,000 as of the grant date, with the shares of our Common Stock underlying such awards vesting fully on the earlier of (a) one year from the date of grant, or (b) the date of the next annual meeting of our stockholders occurring after the date of grant. In addition, the restricted stock awards vest on an accelerated basis upon a non-employee director’s termination of service by reason of death, disability or upon a change in control of the Company. The annual cash retainer, including the committee fees, and the annual restricted stock awards may be deferred in the form of deferred stock units under our Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”).
Fiscal 2025 Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2025, including amounts that were deferred under the Directors Deferred Compensation Plan:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Aida M. Alvarez(3)	79,592	250,000		329,592
Craig R. Barrett(4)	85,000	—		85,000
Steven B. Fink(5)	143,261	250,000		393,261
Robert E. Knowling, Jr.(6)	105,000	250,000	61,232	416,232
Allison Lawrence(7)	79,592	250,000		329,592
Liza McFadden(8)	85,000	250,000		335,000
Ralph Smith(9)	53,176	283,549		336,725
Joseph A. Verbrugge(10)	86,996	250,000		336,996

(1)
Represents the aggregate grant date fair values of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. On December 5, 2024, each non-employee director who held such position on the date of the annual meeting was eligible to receive a restricted stock award as discussed above. Mr. Verbrugge and Ms. Lawrence elected to receive their awards in deferred stock units under the Directors Deferred Compensation Plan. Additionally, Mr. Smith elected to receive his award partially in deferred stock units. Mr. Smith has also elected to receive a portion of his cash retainer in deferred stock units.

(2)
In connection with Mr. Knowling’s resignation from the Board effective April 15, 2025, the Board accelerated the vesting of 2,262 restricted shares granted on December 5, 2024, that otherwise would not have vested until the earlier of December 5, 2025 or the date of the Company’s next annual meeting of stockholders. The amount in the All Other Compensation column represents the incremental fair value as of the modification date associated with the acceleration of his restricted shares, calculated in accordance with FASB ASC Topic 718.

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(3)	As of June 30, 2025, Ms. Alvarez held 2,262 unvested restricted shares.
(4)
Mr. Barrett did not stand for reelection at the Company’s 2024 annual meeting of stockholders and ceased serving as a member of the Board on that date. As of June 30, 2025, Mr. Barrett held no unvested restricted shares.

(5)	As of June 30, 2025, Mr. Fink held 2,262 unvested restricted shares.
(6)	Effective April 15, 2025, Mr. Knowling resigned from our Board. As of June 30, 2025, Mr. Knowling held no unvested restricted shares.
(7)	As of June 30, 2025, Ms. Lawrence held 2,262 unvested deferred stock units.
(8)	As of June 30, 2025, Ms. McFadden held 2,262 unvested restricted shares.
(9)	As of June 30, 2025, Mr. Smith held 565 unvested restricted shares and 1,697 unvested deferred stock units.
(10)	As of June 30, 2025, Mr. Verbrugge held 2,262 unvested deferred stock units.
Please see the Security Ownership of Certain Beneficial Owners and Management table below for additional information on the beneficial ownership of our Common Stock by each of our directors.
Director Stock Ownership Guidelines
The Company encourages each non-employee director to purchase shares of our Common Stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our stockholders. To reinforce this objective, we maintain minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, non-employee directors must hold shares of our Common Stock equal to five times the annual cash retainer. This was revised effective as of July 31, 2025. Previously our guidelines required directors to hold the lesser of: (i) three times the annual cash retainer or (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by five years after they begin service on our Board. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with this policy or are within the period to accumulate the specified level of ownership.
Deferred Compensation Plan for Non-Employee Directors
Our non-employee directors may elect, pursuant to our Directors Deferred Compensation Plan, to defer payment of all or a portion of their cash and equity compensation for service on our Board. In the case of a deferral of an equity award, the non-employee director is granted an equal amount of deferred stock units in lieu of restricted shares. Deferred stock units granted in lieu of a restricted stock award are subject to the same vesting requirements or other restrictions that would have applied to such restricted stock award.
In the case of a deferral of cash compensation, the non-employee director receives a number of deferred stock units equal to the amount of the cash compensation being deferred, divided by the per-share closing price of a share of our Common Stock on the date that the cash compensation would have been paid but for the deferral. Deferred stock units credited in lieu of cash compensation are fully vested.
Deferred stock units generally become payable, in a lump sum, within 90 days of the date the non-employee director no longer serves on our Board. Deferred stock units are settled in shares of our Common Stock or cash, at the Company’s discretion.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term and to achieve its educational mission. The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board enhances the Company’s corporate governance practices. The Board has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The

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purpose of this code is to promote honest and ethical conduct for conducting the business of the Company, consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at https://investors.stridelearning.com/governance.
Our corporate governance and business conduct best practices include:
•	regular executive sessions of non-management directors;
•	independent directors except our CEO and Executive Chair;
•	a Lead Independent Director with delineated authority and responsibility;
•	an over-boarding policy limiting other board service;
•	non-employee director and executive officer stock ownership guidelines; and
•	a policy prohibiting hedging, pledging and short sales of our securities.
We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.
Related Party Transactions
We recognize that related party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board, will review the relevant facts and circumstances of all related party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chair of the Audit Committee, may participate in any approval of a related party transaction to which he or she is a related party. The Board or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or non-employee director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Material related party transactions are required to be disclosed to the full Board. Additionally, pursuant to the terms of our related party transaction policy, all related party transactions are required to be disclosed in our applicable filings with the SEC, to the extent required by applicable SEC rules and regulations. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related party transactions that must be pre-approved under our related party transactions policy.
Compensation Committee Interlocks and Insider Participation
During all or a portion of fiscal 2025, Messrs. Fink, Knowling and Verbrugge and Ms. Lawrence served on our Compensation Committee. During fiscal 2025, there were no interlocking relationships existing between members of our Board and our Compensation Committee and members of the board of directors or the compensation committee of any other company. No member that served on the Compensation Committee during all or a portion of fiscal 2025 is a current or former officer or employee of the Company or has any relationship requiring disclosure by the Company under Item 404 of

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Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other entity whose executive officers served on the Compensation Committee or as a director of the Company at any time during fiscal 2025.
Audit Committee Report
In accordance with a written charter adopted by the Board, the Audit Committee, or the “Committee,” assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.
In this context, the Committee has met and held discussions with management, the independent auditors and internal audit, as well as legal counsel. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.
The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2025, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 5, 2025.

Members of the Audit Committee
Steven B. Fink (Chair)
Robert E. Knowling, Jr.*
Ralph Smith
Joseph A. Verbrugge

The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
*	As previously disclosed, during fiscal 2025, Mr. Knowling served as a member of the Audit Committee until April 15, 2025. He rejoined the Audit Committee on September 16, 2025.

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Independent Registered Public Accounting Firm Fees and Services
KPMG was the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2025. BDO USA, P.C. (“BDO”) was the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2024. The following table presents fees for professional services rendered to the Company by KPMG for our fiscal 2025 and by BDO for our fiscal 2024:

	2025	2024
Audit Fees	$1,575,000	$1,612,000
Audit-Related Fees	$—	—
Tax Fees	$—	—
All Other Fees	$—	$61,623
Total	$1,575,000	$1,673,623

Audit fees are for professional services for the Company’s annual audit, including the audit of internal control over financial reporting for fiscal 2025 and fiscal 2024, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. All other fees in fiscal 2024 were related to a legal matter.
The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by KPMG during fiscal 2025 and by BDO during fiscal 2024 were pre-approved by the Audit Committee.

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RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2)
The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2026. Although ratification is not required by law, our Board believes that our stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if our stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of KPMG is expected to attend the Annual Meeting, and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders, if any.
As previously disclosed in our Current Report on Form 8-K filed on August 20, 2024, on August 15, 2024, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm for fiscal 2025 and the dismissal of BDO as the Company’s independent registered public accounting firm, each effective immediately.
BDO’s (i) reports on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and (ii) reports on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of BDO dated August 15, 2023 noted that BDO audited the Company’s internal control over financial reporting as of June 30, 2023 and expressed an adverse opinion thereon due to a material weakness in internal control over financial reporting relating to a lack of effective information technology general controls related to user access, program change, and data processing over information technology systems used by the Company for financial reporting.
During fiscal 2024 and fiscal 2023, and the subsequent interim period through August 15, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in BDO’s reports; and (ii) other than the material weakness noted above, no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During fiscal 2024 and fiscal 2023, and the subsequent interim period through August 15, 2024, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of KPMG as the Company’s independent registered public accounting firm.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (Proposal 3)
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2025 compensation of our NEOs, as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables that follow for additional details about our executive compensation program, including information about the fiscal 2025 compensation of our NEOs, our engagement with stockholders in fiscal 2025 relating to our executive compensation program and the responsive actions we have taken in and subsequent to fiscal 2025.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion is hereby APPROVED.”
The Say-on-Pay vote is advisory and, therefore, not binding on the Company, our Compensation Committee, or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns. We expect to hold our next Say-on-Pay vote at our 2026 annual meeting of stockholders.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the compensation of our NEOs.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S
2016 EQUITY INCENTIVE AWARD PLAN
(Proposal 4)
Our Board is seeking stockholder approval of the amendment and restatement of the Company’s existing 2016 Equity Incentive Award Plan, as amended (the “Existing 2016 Plan”). The amendment and restatement of the Existing 2016 Plan is referred to herein as the “Restated 2016 Plan.” The Restated 2016 Plan amends the Existing 2016 Plan to (1) increase the number of shares of common stock available for issuance under the Existing 2016 Plan by 740,000 shares, and (2) extend the term of the Existing 2016 Plan to October 17, 2035, the tenth anniversary of the date the Restated 2016 Plan was approved by the Board.
Our Board approved the Restated 2016 Plan on October 17, 2025, subject to stockholder approval. If this proposal is approved by our stockholders, the Restated 2016 Plan will become effective on the date of the Annual Meeting. If this proposal is not approved by our stockholders, the Restated 2016 Plan will not become effective, but the Existing 2016 Plan will remain in effect in accordance with its terms prior to the date the amendment and restatement was approved by the Board, and we may continue to grant awards thereunder in accordance with its existing share reserve.
Overview of Amendments to the Existing 2016 Plan
The purpose of the Restated 2016 Plan is to permit the Company to continue using the Existing 2016 Plan to achieve the Company’s performance, recruiting, retention and incentive goals. We believe that the continued use of the Existing 2016 Plan is essential to our success. Providing long-term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees, directors and consultants with the long-term interests of our stockholders, linking compensation to Company performance while building the value of our Company. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.
Increase to Share Reserve
The Restated 2016 Plan will increase the number of shares available for issuance under the Existing 2016 Plan by 740,000 shares of common stock. If the Restated 2016 Plan is not approved by our stockholders, we expect there will be an insufficient number of shares available to make equity-based compensation awards going forward, which would negatively impact our ability to deliver competitive levels of compensation and effectively align employee and stockholder interests.
As of September 19, 2025, there were 1,590,006 shares of common stock remaining available for future grants under the Existing 2016 Plan (with outstanding performance awards counted against the share reserve at “target”). Assuming stockholder approval, as of the effectiveness of the Restated 2016 Plan, there will be 2,330,006 shares of common stock available for future awards (with outstanding performance awards counted against the share reserve at “target”), less any grants made under the Existing 2016 Plan after September 19, 2025, and prior to stockholder approval of the Restated 2016 Plan. Accordingly, when the new share request is added to the shares previously authorized under the existing plan, the Restated 2016 Plan will authorize an aggregate of 8,107,457 shares of common stock for issuance (as described in more detail below under the heading “Authorized Shares”). For the avoidance of doubt, the number of authorized shares under the Restated 2016 Plan described above includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effectiveness of the Restated 2016 Plan.

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Extension of the Term
Unless terminated earlier pursuant to its terms, the Restated 2016 Plan will extend the term of the Existing 2016 Plan to October 17, 2035, the tenth anniversary of the date the Restated 2016 Plan was approved by the Board. Upon expiration of the term, the Restated 2016 Plan will continue to govern outstanding awards.
Stockholder Approval Required
In general, stockholder approval of the Restated 2016 Plan is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and to grant stock options that qualify as incentive stock options as defined under Section 422 of the Code.
Board Recommendation
The Board believes that the Restated 2016 Plan is in the best interests of the Company and our stockholders and therefore recommends a vote FOR this proposal.
Determination of Additional Shares Under the Restated 2016 Plan
The table below presents information regarding the shares that were subject to various outstanding equity awards under our Existing 2016 Plan as of September 19, 2025. The Existing 2016 Plan is the only plan under which we are able to grant equity awards, other than our Employee Stock Purchase Plan, which is described in Proposal 5. No other plans have awards outstanding or shares available for future awards.

	Number of Shares	Market Value ($)(1)
Existing 2016 Plan	1,289,458	182,729,093
Time-based restricted stock outstanding	575,702	81,582,730
Weighted-average remaining term of time-based restricted stock	1.93 years
PSUs outstanding(2)	644,959	91,397,140
DSUs outstanding	68,797	9,749,223
Shares available to grant	1,590,006	225,319,750
Proposed increase to share reserve under Restated 2016 Plan	740,000	104,865,400

(1)	Based on the closing price of our common stock on September 19, 2025 of $141.71 per share.
(2)	PSUs shown at target.
In determining to approve an increase to the number of shares available for issuance under the Restated 2016 Plan, the Compensation Committee reviewed an analysis prepared by Compensia, the Committee’s independent compensation consultant. Specifically, the Compensation Committee considered that:
•
Taking into account our recent annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year (with outstanding performance awards counted against the share reserve at “target”), by the number of shares outstanding at the end of the applicable year) under the Existing 2016 Plan of 1.23%, 2.02% and 2.13%, respectively, in each of the past three years (resulting in a three-year average burn rate of 1.79%), we expect the share reserve under the Restated 2016 Plan to provide us with enough shares for awards for approximately two years. This assumes that we continue to grant awards consistent with our current practices and historical usage,

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as reflected in our historical burn rate, and is further dependent on the price of our shares and hiring activity during the next few years, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares of common stock or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated 2016 Plan could last for a shorter or longer time.
•
If approved, the issuance of the additional 740,000 shares to be reserved under the Restated 2016 Plan represents 1.7% of the number of shares of our common stock outstanding as of September 19, 2025. As of September 19, 2025, we had a total of 43,860,459 shares of common stock outstanding.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to the Company’s ability to continue to attract and retain talented employees in the industry in which it competes, the Board has determined that the size of the share reserve under the Restated 2016 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated 2016 Plan.
Why Stockholders Should Vote to Approve the Restated 2016 Plan
Long-Term Incentive Awards are an Important Part of our Compensation Philosophy
We believe that the continued use of equity compensation awards as a means of providing long-term incentives to our employees and other service providers is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors and consultants with those of our stockholders by giving these individuals the perspective of an owner with an equity stake in our Company and provide a means of recognizing their contributions to the success of our Company. Our Board and leadership team believe that long-term equity incentive awards are necessary to remain competitive in the market and are essential to recruiting and retaining the highly qualified employees who help our Company meet its goals.
We believe we must continue to offer a competitive long-term equity incentive plan in order to attract, retain and motivate the talent imperative to our continued growth and success. As of September 19, 2025, approximately 8% of our employee population had received grants of equity awards and all of our non-employee directors had received grants of equity awards.
The Existing Share Reserve under the Existing 2016 Plan Will Soon be Exhausted
Under our current forecasts, the Existing 2016 Plan is expected to run out of shares available for grant sometime in fiscal year 2027 or 2028, and we will not be able to continue to issue equity awards to our employees, directors and consultants once we exhaust the available shares under the Existing 2016 Plan, unless our stockholders approve the Restated 2016 Equity Plan. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed above, and noting that future circumstances may require us to change our current equity grant practices. While we could increase cash compensation if we are unable to grant long-term equity incentive awards, we anticipate that we will have difficulty attracting, retaining and motivating our employees if we are unable to grant them equity awards. We believe that equity-based awards are a more effective compensation vehicle than cash because they align employee and stockholder interests with a smaller impact on current income and cash flow.

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Restated 2016 Plan Contains Equity Compensation Best Practices – What is in the Plan?
The Restated 2016 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect our stockholders’ interests. These provisions include:
•
Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.

•
Stockholder Approval is Required for Additional Shares. The Restated 2016 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares of our common stock which may be issued under the Restated 2016 Plan.

•
Limitations on Share Recycling. Shares tendered by participants to satisfy the exercise price or tax withholding obligation of an option are not “added back” to the shares available for issuance under the Restated 2016 Plan. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options are also not added back to the shares available for issuance under the Restated 2016 Plan.

•
Director Award Limit. An annual grant-date fair value limit of $750,000 per year applies to all equity and cash-based awards granted to non-employee directors (increased to $1,000,000 in the fiscal year of initial service as a non-employee director).

Restated 2016 Plan Contains Equity Compensation Best Practices – What is not in the Plan?
•
No “Evergreen” Provision. The Restated 2016 Plan does not contain an “evergreen” provision to increase the number of shares available for grants each year. Any increase to the maximum number of shares available will require stockholder approval.

•
No Repricing of Awards. The Restated 2016 Plan affirmatively provides that awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
No Discount Stock Options or Stock Appreciation Rights. The Restated 2016 Plan requires that all stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
No Dividend Payments on Unvested Awards. Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met. No dividend equivalents may be granted with respect to stock options or stock appreciation rights.

•	No Tax Gross-Ups. The Restated 2016 Plan does not provide for any tax gross-ups.
Description of the Restated 2016 Plan
The following sets forth a description of the material features and terms of the Restated 2016 Plan. The following summary is qualified in its entirety by reference to the full text of the Restated 2016 Plan, which is attached hereto as Appendix B.

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Authorized Shares
The Restated 2016 Plan authorizes an increase of 740,000 in the number of shares of common stock available for issuance under the Restated 2016 Plan over the share reserve under the Existing 2016 Plan. Accordingly, when the new share request is added to the shares previously authorized under the Existing 2016 Plan, the Restated 2016 Plan will authorize the issuance a number of 8,107,457 shares of common stock, consisting of the sum of (1) the 3,746,829 shares reserved for issuance under the Existing 2016 Plan as of December 15, 2016, the original effective date of the plan, plus (2) 1,045,000 shares, representing the increase in the number of shares available for issuance under the Existing 2016 Plan approved by stockholders on December 9, 2022, plus (3) the 740,000 shares to be added to the number of shares available for issuance pursuant to the Restated 2016 Plan, plus (4) the 2,575,628 shares added to the share reserve during the period from December 15, 2016 through September 19, 2022, as a result of the expiration, forfeiture or settlement in cash of awards outstanding under our 2007 Equity Incentive Award Plan (the “2007 Plan”) and our other prior equity incentive plans that previously were added to the share reserve under the Existing 2016 Plan in accordance with its share counting provisions.
As of September 19, 2025, awards covering a total of 1,289,458 shares were subject to outstanding awards under the Existing 2016 Plan and 1,590,006 shares of common stock remaining available for future grants under the Existing 2016 Plan (with performance awards counted assuming “target” performance). Therefore, for the avoidance of doubt, the authorized shares under the Restated 2016 Plan described above includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effectiveness of the Restated 2016 Plan.
In no event will more than 10,000,000 shares of common stock be issuable pursuant to incentive stock options under the Restated 2016 Plan during its term. Shares issued under the Restated 2016 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
Share Counting Provisions
If an award under the Restated 2016 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the Restated 2016 Plan. In addition, except as provided below with respect to options, shares delivered to the Company to satisfy any tax withholding obligation (including shares retained by the Company from the award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the Restated 2016 Plan. However, the Restated 2016 Plan does not allow the share reserve to be recharged or replenished with shares that (1) are tendered or withheld to satisfy the exercise price or tax withholding obligation of an option; (2) are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or (3) the Company purchases on the open market with cash proceeds from the exercise of options.
Dividend equivalents paid in cash are not counted against the number of shares of common stock reserved under the Restated 2016 Plan.

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Administration
The Restated 2016 Plan is administered by the Committee or a subcommittee thereof (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the Restated 2016 Plan (the “Administrator”) has the authority to determine which service providers receive awards and sets the terms and conditions applicable to the award within the confines of the Restated 2016 Plan’s terms. The Administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated 2016 Plan.
Award Limits
The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of all equity and cash-based awards granted to a non-employee director for services as a director under the Restated 2016 Plan during any fiscal year may not exceed $750,000 per year (or $1,000,000 in the fiscal year of a director’s initial service). The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion.
Eligibility
Employees (including executive officers), consultants and non-employee directors of the Company or any of its subsidiaries are eligible to receive awards under the Restated 2016 Plan. As of September 19, 2025, the Company and its subsidiaries had approximately 8,900 employees and seven non-employee directors who were eligible to receive awards under the Existing 2016 Plan. Based on our historical practices, our approximately 500 consultants and other service providers as of September 19, 2025, are generally not considered for awards under our long-term equity incentive program.
Types of Awards
The Restated 2016 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash-based awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual. A brief description of each award type follows.
•
Stock Options. Stock options may be granted under the Restated 2016 Plan, including both incentive stock options and non-qualified stock options, which provide the holder with the right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option shall be set by the Administrator, but shall not be less than the fair market value on the date of the grant (or 110% of the price of an incentive stock option in the case of an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than ten years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the ten-year limitation.

•
Stock Appreciation Rights. The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the Restated 2016 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s common stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient

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may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the Restated 2016 Plan is ten years.
•
Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock that is subject to vesting only to the extent the vesting conditions have been satisfied and the restricted stock vests.

•
Restricted Stock Units. The Restated 2016 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator in connection with each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the Company’s common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award subject to vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the vesting conditions are subsequently satisfied and the award vests. The Administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code.

•
Other Stock or Cash Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of the Company’s common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the Company’s common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The Administrator will determine the terms and conditions of other stock or cash-based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.

•
Dividend Equivalents. Dividend equivalent rights may be granted that entitle the holder to receive the equivalent value of dividends paid on shares of the Company’s common stock prior to the delivery of the shares underlying an award; however, dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met. No dividend equivalents may be granted with respect to stock options or stock appreciation rights.

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Performance Criteria
The Administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the Restated 2016 Plan may include, but are not limited to, the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per share, price per share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, student lifetime value, number of new courses, number of classrooms using our curriculum, curriculum enhancement and compliance with state standards, learning and content management system improvements, development and/or implementation of school initiatives and services, academic performance, training and professional development goals, state testing measures for schools and students, infrastructure scaling, new product development, business development, human capital development, human resources goals, employee satisfaction, regulatory compliance objectives, supervision of litigation and other legal matters, managing relationships with charter authorizers, charter school boards, or other organizations that influence charter schools, cost management, expense reduction goals, budget comparisons, and contract renewals, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary or based upon performance relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to the performance of other companies.
Prohibition on Repricing
Under the Restated 2016 Plan, the Administrator may not, without the approval of the Company’s stockholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares, or take any other action with respect to an option or stock appreciation right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. stock exchange on which the shares of common stock are listed.
Certain Transactions
The Administrator has broad discretion to take action under the Restated 2016 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, change in control events and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.

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Acceleration upon a Change in Control
In the event of a change in control in which outstanding awards are not continued, converted, assumed or replaced by the Company or the successor to the Company in the change in control, such awards shall become fully exercisable and all forfeiture, repurchase and other restrictions on such awards shall lapse immediately prior to the change in control.
Amendment and Termination
The Administrator may amend, suspend or terminate the Restated 2016 Plan at any time. However, no amendment, other than an amendment that increases the number of shares available under the Restated 2016 Plan, may materially and adversely affect an award outstanding under the Restated 2016 Plan without the consent of the affected participant. Our Board will obtain stockholder approval for any amendment to the Restated 2016 Plan to the extent necessary to comply with applicable laws. The Restated 2016 Plan provides that in no event may an award be granted pursuant to the Restated 2016 Plan after October 17, 2035, which is ten years from the date our Board adopted the Restated 2016 Plan.
Forfeiture and Clawbacks
All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the Restated 2016 Plan are subject to any clawback policy implemented by the Company, including our Compensation Recovery Policy adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as further described below under “Other Executive Compensation Practices and Policies.”
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to the alternative minimum tax as a result of the exercise.

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Non-qualified Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights (SARs)
There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market

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value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitations on the Employer’s Compensation Deduction
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the taxable year exceeds $1 million. We are unable to take a deduction for any compensation in excess of $1 million that is paid to any of these specified executives, including pursuant to awards under the Restated 2016 Plan.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Restated 2016 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the Restated 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Restated 2016 Plan are not exempt from coverage. However, if the Restated 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

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State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the Restated 2016 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The Restated 2016 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Except with respect to grants to certain non-employee directors pursuant to our Director Compensation Plan, the number of awards that our NEOs, other executive officers, other employees and non-employee directors may receive under the Restated 2016 Plan will be determined in the discretion of the Committee in the future, and the Committee has not made any determination to make future grants to any persons under the Restated 2016 Plan as of the date of this proxy statement. Therefore, other than as set forth below, it is not possible to determine the benefits that will be received in the future by participants in the Restated 2016 Plan.

Name and Position	Dollar Value ($)	Number of Units
James J. Rhyu, Chief Executive Officer	—	—
Donna Blackman, Chief Financial Officer	—	—
Todd Goldthwaite, Managing Director, Portfolio Companies	—	—
Greerson G. McMullen, Sr., Executive Vice President, General Counsel and Secretary	—	—
Vincent W. Mathis, Former Executive Vice President, General Counsel and Secretary	—	—
All current executive officers as a group	—	—
All employees who are not executive officers	—	—
All non-employee directors as a group	1,750,000	12,349(1)

(1)
Pursuant to our Director Compensation Plan, each of our non-employee directors receives an automatic annual grant of shares of restricted stock on the date of each annual meeting having a fair market value as of the date of grant equal to $250,000. Amount shown represents the number of restricted shares that would be granted based on the per share value of $141.71, which was the closing price of our common stock on September 19, 2025.

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Plan Benefits
The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to awards that have been granted to such individuals and groups under the Existing 2016 Plan through September 19, 2025:

Name and Position	Shares Subject to Stock Options (Vested and Unvested) (#)(1)	Shares Subject to Time-Based Restricted Stock/DSUs (Vested and Unvested) (#)(1)	Shares Subject to Performance- Based Restricted Stock/RSUs (Vested) (#)(1)(2)	Shares Subject to Performance- Based Restricted Stock/RSUs (Unvested) (#)(1)(3)
Named Executive Officers:
James J. Rhyu, Chief Executive Officer	—	546,851	789,806	394,966
Donna Blackman, Chief Financial Officer	—	114,095	87,536	96,082
Todd Goldthwaite, Managing Director, Portfolio Companies	—	66,066	42,470	22,345
Greerson G. McMullen, Sr., Executive Vice President, General Counsel and Secretary	—	13,426	—	4,014
Vincent W. Mathis, Former Executive Vice President, General Counsel and Secretary	—	83,597	139,275	—
All current executive officers as a group (4 persons)	—	740,438	919,812	517,407
Director nominees:
Aida M. Alvarez	—	44,065	—	—
Steven B. Fink	—	45,909	—	—
Robert E. Knowling, Jr.	—	40,032	—	—
Allison Lawrence	—	9,121	—	—
Liza McFadden	—	42,513	—	—
Ralph Smith	—	10,501	—	—
Joseph A. Verbrugge	—	13,115	—	—
All non-executive officer current directors as a group	—	205,256	—	—
Each associate of any of such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5% of options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group (690 persons)	—	1,468,953	635,432	127,552

(1)	Share numbers shown do not take into account shares subject to awards that that have been cancelled, forfeited or expired unexercised.
(2)	Vested performance-based restricted stock is shown based on the actual number of shares earned.
(3)	Unvested performance-based awards are shown based on the target level of performance. The maximum number of performance-based awards that may vest is generally equal to 200% of the target level.

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Interests of Certain Persons in the Restated 2016 Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Restated 2016 Plan because they may receive awards under such plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the Restated 2016 Plan.
Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2016 EQUITY INCENTIVE AWARD PLAN.

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APPROVAL OF THE COMPANY’S 2025 EMPLOYEE STOCK PURCHASE PLAN
(Proposal 5)
Our Board is seeking stockholder approval of the Company’s 2025 Employee Stock Purchase Plan (the “ESPP”). Our Board approved the ESPP on September 18, 2025, subject to stockholder approval. If this proposal is approved by our stockholders, the ESPP will become effective on the date of the Annual Meeting. If this proposal is not approved by our stockholders, the ESPP will not become effective.
Why Stockholders Should Vote to Approve the ESPP
The ESPP will authorize the issuance of 4,000,000 shares of our common stock.
The primary purpose of the ESPP will be to provide eligible employees with an opportunity to participate in the ownership of the Company by purchasing our common stock through payroll deductions. The ESPP is intended to benefit the Company as well as its stockholders and employees. The ESPP gives employees an opportunity to purchase shares of our common stock at a discounted price.
We firmly believe that the ESPP is a necessary and powerful incentive and retention tool that will benefit all of our stockholders. Specifically, the ESPP will enable us to: (1) provide a broad base of eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the Company, and (3) provide an incentive for continued employment. The ESPP will also align the interests of employees with those of stockholders through increased stock ownership.
In determining to approve the ESPP, the Board considered that:
•
We expect the proposed aggregate share reserve under the ESPP to provide us with enough shares for the next five years, noting that future circumstances, including employee participation rates and changes in our stock price may impact how long the aggregate share reserve lasts. We cannot predict our future share usage under the ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time.

•	The 4,000,000 shares that will be available for issuance under the ESPP represent approximately 9.12% of our 43,860,459 shares of our common stock outstanding as of September 19, 2025.
In light of the factors described above, the Board has determined that adoption of the ESPP and the size of the share reserve under the ESPP is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the ESPP.
Stockholder Approval Required
The ESPP is being submitted for stockholder approval in order to ensure that the ESPP meets the requirements of Section 423 of the Code.
Board Recommendation
The Board believes that the ESPP is in the best interests of the Company and our stockholders and therefore recommends a vote FOR this proposal.
Description of the ESPP
The following sets forth a description of the material features and terms of the ESPP. The following summary is qualified in its entirety by reference to the full text of the ESPP, which is attached hereto as Appendix C.

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Purpose and General Nature
The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in the Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment. The ESPP will have two components in order to give the company increased flexibility in the granting of purchase rights under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes the grant of options that are intended to qualify for favorable U.S. federal tax treatment (the “Section 423 Component”) under Section 423 of the Code. To facilitate participation for employees located outside of the U.S. in light of non-U.S. law and other considerations, the ESPP also provides for the grant of options that are not intended to be tax-qualified under Code Section 423 (the “Non-Section 423 Component”). The Administrator (as defined below) will designate offerings made under the Non-Section 423 Component and, except as otherwise noted below or provided in the ESPP, the Section 423 Component and the Non-Section 423 Component generally will be operated and administered in the same way.
Authorized Shares
A total of 4,000,000 shares of our common stock will be authorized for issuance under the ESPP, subject to adjustment for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.” All of the foregoing shares may be issued under the Section 423 Component or the Non-Section 423 Component, and any such shares may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.
Administration
The ESPP will be administered by the Compensation Committee (or by the Board or another Board committee or subcommittee as may be determined by the Board from time to time). The administrator of the ESPP (the “Administrator”) has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase shares of common stock will be granted and the provisions of each offering of such rights (which need not be identical); provided, however, that all participants granted purchase rights in an offering will have the same rights and privileges within the meaning of Section 423 of the Code. For purposes of the ESPP, the Administrator may designate separate offerings under the ESPP, the terms of which need not be identical, in which eligible employees of one or more participating companies will participate, even if the dates of the applicable offering periods in each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Section 423 of the Code. In addition, the Administrator has the power to settle all controversies regarding the ESPP and purchase rights granted under it.
Eligibility
Only employees of Stride, Inc. (or any of its subsidiaries corporations designated by the Administrator) may participate in the ESPP. The Administrator has the authority to limit participation to those individuals who have been customarily employed more than 20 hours per week and more than five months per calendar year on the first day of an offering. In addition, the Administrator may require that each employee has been continuously employed for such period preceding the grant as the Administrator may require, but in no event will the required period of continuous employment be greater than two years. Finally, the Administrator also has the power to exclude our officers who are “highly compensated” as defined in the Code. No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our stock or any of our parent or subsidiary corporations. Participation is further subject to the eligibility requirements of Section 423 of the Code.

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If the grant of a purchase right under the ESPP to any employee of a participating company who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion, such employee will not be permitted to participate in the Section 423 Component of the ESPP. In addition, with respect to the Non-Section 423 Component, all of the foregoing rules will apply in determining who is an eligible employee, except the plan administrator may limit eligibility further within a participating company so as to only designate some employees of a participating company as eligible employees, and to the extent the foregoing eligibility rules are not consistent with applicable local laws.
Eligible employees will become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the Administrator prior to the relevant offering date. Directors who are not employees will not be eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.
As of September 19, 2025, there were approximately 8,900 employees who would have been eligible to participate in the ESPP had it been in effect on such date and the subsidiaries or affiliates for whom such employees work been designated as participating companies under the ESPP.
Participation in an Offering
•
Offering Periods and Purchase Periods. The ESPP will be implemented by offerings of rights to all eligible employees from time to time. Under applicable law and the terms of the ESPP, the maximum length for an offering under the ESPP is 27 months. Each offering period will consist of one or more purchase dates as determined by the Administrator. The ESPP will allow for concurrent offerings. The provisions of separate offerings need not be identical.

•
Enrollment in the ESPP. Eligible employees will enroll in the ESPP by delivering to us an agreement authorizing payroll deductions in an amount up to the maximum amount approved by the Administrator (unless payroll deductions are not permitted in a jurisdiction outside the U.S., in which case contributions may be permitted). Pursuant to the ESPP, unless otherwise determined by the Administrator, such payroll deductions will be limited to up to 15% of an employee’s eligible cash compensation during the offering. To the extent permitted by the Administrator and specified in the applicable offering, a participant may increase or decrease and/or suspend the participant’s participation level at any time during an offering. A participant may also increase or decrease the participant’s participation level to be effective in a subsequent purchase period of an ongoing offering in accordance with procedures established by the Administrator. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and are included with the general funds of the Company, unless the funds for non-U.S. participants must be segregated and held in a separate account. Funds received upon sales of stock under the ESPP are used for general corporate purposes. In general, no interest will be paid on participant accounts. With respect to the Non-Section 423 Component, interest may apply to participant accounts to the extent required by applicable law and approved by the plan administrator.

•
Purchase Price. The purchase price of the shares will not be less than 85% of the lower of the fair market value of our common stock on the first day of the offering period or on the applicable purchase date. The fair market value per share of our common stock under the ESPP is generally the closing sale price of our common stock on the New York Stock Exchange on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing

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sales price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on the New York Stock Exchange on September 19, 2025, was $141.71.
•
Purchase of Stock. In connection with offerings made under the ESPP, the Administrator may specify from time to time a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans (intended to qualify as such under Section 423(b) of the Code) of our company and its parent and subsidiary corporations for each calendar year in which the purchase rights are outstanding at any time. Pursuant to the ESPP, unless otherwise determined by the Administrator in an offering document, the maximum number of shares that may be purchased by any single participant during any offering period or purchase period is 25,000 shares. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the foregoing limits, the Administrator may make a uniform and equitable allocation of available shares.

•
Participation in and Withdrawal from the ESPP. Enrolled employees will automatically participate in subsequent offerings, provided the participant has not withdrawn from the ESPP, continues to meet the eligibility requirements, and has not terminated employment with us. Unless otherwise determined by the Administrator in an offering document, a participant may withdraw from a given offering no later than one week prior to the end of the then-applicable purchase period. Upon any withdrawal from an offering by the participant, we will distribute to the participant all accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the participant’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated. Any such withdrawal will not affect the participant’s eligibility to participate in future offerings under the ESPP.

•
Termination of Employment. Unless otherwise specified by the Administrator, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all accumulated payroll deductions, without interest.

Adjustments
In the event of any dividend or other distribution, change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the company, or sale or exchange of shares or other securities of the company, or other similar corporate transaction or event, the number and type of shares reserved under the ESPP, the per offering period and per purchase period share limits and the price per share and number of shares of our common stock covered by each outstanding right will be adjusted equitably. Such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.
In the event of certain significant transactions, the Administrator may provide for (1) either the replacement or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding

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rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.
Transferability
A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Amendment and Termination
The Administrator may amend, suspend or terminate the ESPP. However, stockholder approval of any amendment to the ESPP will be obtained for any amendment which (i) changes the aggregate number or type of shares that may be sold pursuant to rights under the ESPP, or (ii) changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP. The ESPP will continue in effect until terminated by the Board or the share reserve is exhausted.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances. As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether the taxpayer participates in the Section 423 Component or the Non-Section 423 Component.
Section 423 Component. The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Section 423 Component of the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Section 423 Component of the ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following

46

the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Non-Section 423 Component. A U.S. participant in the Non-Section 423 Component will have compensation income equal to the value of the common stock on the day the participant purchased the common stock less the purchase price. When the participant sells the common stock the participant purchased under the Non-Section 423 Component of the ESPP, the participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day the participant purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.
Any compensation income that the participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the ESPP is subject to applicable tax withholding. In addition, the compensation income is required to be reported as ordinary income to the participant on the participant’s annual Form W-2, and the participant is responsible for ensuring that this income is reported on the participant’s individual income tax return.
With respect to U.S. participants, we are entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the ESPP is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their participation. The ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP. Non-employee directors and consultants will not be eligible to participate in the ESPP.
Interests of Certain Persons in the ESPP
Stockholders should understand that our executive officers may be considered to have an interest in the approval of the ESPP because they will be eligible participants in the ESPP. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced officers by adopting the ESPP.

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Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the Company’s 2025 Employee Stock Purchase Plan.
Recommendation of the Board
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2025 EMPLOYEE STOCK PURCHASE PLAN.

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SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 14, 2025, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each NEO and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s voting securities. As of October 14, 2025, 43,859,831 shares of our Common Stock were outstanding.
Unless otherwise noted, the address for each director and executive officer is c/o Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190.

	Shares Beneficially Owned(1)
	Shares of Common Stock	Percent
James J. Rhyu(2)	777,186	1.8%
Donna Blackman(3)	131,985	*
Todd Goldthwaite(4)	94,046	*
Vincent W. Mathis(5)	60,759	*
Greerson G. McMullen, Sr.(6)	13,426	*
Aida M. Alvarez(7)	44,065	*
Steven B. Fink(8)	175,872	*
Robert E. Knowling, Jr.	5,586	*
Allison Lawrence(9)	9,121	*
Liza McFadden(10)	30,536	*
Ralph Smith(11)	10,501	*
Joseph A. Verbrugge(12)	13,115	*
All Directors and Executive Officers as a Group (11 persons)(13)	1,305,439	3.0%
BlackRock, Inc.(14)	6,328,370	14.4%
The Vanguard Group(15)	4,946,552	11.3%

*	Denotes less than 1%.
(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 14, 2025 and not subject to repurchase as of that date. Shares issuable pursuant to options and deferred stock units are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)	Includes 153,663 unvested shares of restricted Common Stock that are subject to forfeiture.
(3)	Includes 39,763 unvested shares of restricted Common Stock that are subject to forfeiture.
(4)	Includes 5,608 unvested shares of restricted Common Stock that are subject to forfeiture.
(5)	Based solely on publicly available filings with the SEC, including the Form 4 filed on September 27, 2024.
(6)	Includes 12,351 unvested shares of restricted Common Stock that are subject to forfeiture.

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(7)	Includes 2,262 unvested shares of restricted Common Stock that are subject to forfeiture.
(8)	Includes 2,262 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.
(9)	Includes 2,262 deferred stock units that are subject to forfeiture.
(10)	Includes 2,262 unvested shares of restricted Common Stock that are subject to forfeiture.
(11)	Includes 565 unvested shares of restricted Common Stock and 1,697 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(12)	Includes 2,262 deferred stock units that are subject to forfeiture.
(13)	Includes 218,736 unvested shares of restricted Common Stock and 6,221 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(14)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on April 30, 2025. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(15)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 13, 2024. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of June 30, 2025 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under the Existing 2016 Plan, which was our only equity compensation plan in effect on such date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by security holders	—	—	1,875,859(1)

(1)	The Existing 2016 Plan authorizes the issuance of up to 10,813,550 shares as of the effective date.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section sets forth the objectives and elements of our executive compensation program, describes the related processes of our Compensation Committee (the “Committee”) and discusses the compensation earned or received by and paid to our named executive officers (our “NEOs”) for fiscal 2025. For fiscal 2025, our NEOs were:

Named Executive Officer	Role
James J. Rhyu	Chief Executive Officer (our “CEO”) and Executive Chair
Donna Blackman	Chief Financial Officer
Todd Goldthwaite	Managing Director, Portfolio Companies
Greerson G. McMullen, Sr.	Executive Vice President, General Counsel and Secretary(1)
Vincent W. Mathis	Former Executive Vice President, General Counsel and Secretary(2)

(1)	Mr. McMullen was appointed Executive Vice President, General Counsel and Secretary effective March 3, 2025.
(2)	On October 21, 2024, Mr. Mathis submitted his resignation as our Executive Vice President, General Counsel and Secretary, effective as of November 3, 2024.
Executive Summary
Fiscal 2025 Overview — Where We Are Today
Stride delivered strong financial and operational performance during fiscal 2025. We achieved our ninth straight year of revenue growth and delivered record profitability. Increased demand for our online educational solutions led to year-over-year first quarter enrollment growth of more than 15 percent. We also saw strong in-year enrollments and retention, resulting in the third straight year where we finished the school year with more enrollments than we started with. We believe that our business remains uniquely positioned to help the academic community by offering a seamless education experience for students, families and school districts, as the world continues to change.
From our inception in 1999, we have offered curriculum, instructional support services and products through our educational platform, which is designed to facilitate individualized learning for students in kindergarten through 12th grade. We have also expanded our offerings to address the nation’s growing skills and labor gap.
Fiscal 2025 Business Highlights
The Committee believes that performance-based compensation incentivizes our executive officers to promote the overall success of our business and aligns managements’ interests with those of our stockholders. Consistent with this philosophy, we reward our executive officers for great performance relative to our key financial and operational metrics that drive stockholder value creation.

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Fiscal 2025 highlights include:
•
Strong Operating Performance. We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and long-term incentive performance awards and delivered solid results for the year. The following table illustrates our strong financial performance for fiscal 2025 (in millions).

Metric	Fiscal 2025 Actual Performance	Fiscal 2024 Actual Performance	Percentage Increase over Fiscal 2024
Revenue	$2,405.3	$2,040.1	17.9%
Income from Operations	$360.1	$249.6	44.3%
Net Income	$287.9	$204.2	41.0%
Adjusted Operating Income	$466.2	$293.9	58.6%
Adjusted EBITDA	$571.0	$390.7	46.1%

Please refer to the discussion titled “Fiscal 2025 Executive Compensation Program in Detail” beginning on page 65 for a discussion of how Adjusted Operating Income and Adjusted EBITDA, non-GAAP financial measures, are calculated. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in Appendix A.
•
Strong Demand for Offerings. We continue to see strong demand for our full-time, online educational offering, finishing our third quarter fiscal 2025 with more than 240,000 students – a record number of enrollments for Stride. Parents, families and students continue to seek alternatives to the current educational system with surveys showing more than 60% of parents considered sending a child to a different school over the last year.

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Fiscal 2025 Financial Results

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Fiscal 2025 Executive Compensation Program Highlights
Our executive compensation program for fiscal 2025 largely retained the same design used in fiscal 2024.
•	No Base Salary Increases. Our NEOs who were employees during fiscal 2024 did not receive base salary increases for fiscal 2025.
•	Target Bonus Increases. Our NEOs received increases in their target annual bonus opportunities to further align with our pay for performance philosophy.
•
Annual Bonus Payments Tied to Strong Financial Performance. For purposes of our Executive Bonus Plan, our NEOs’ performance for fiscal 2025 (other than in the case of Mr. Goldthwaite) was, consistent with the fiscal 2024 design, measured based on the attainment of pre-established targets for two individual metrics: revenue and Adjusted EBITDA (with each metric equally weighted). Bonus payments to such NEOs were to be paid at 50% of an individual’s target annual bonus opportunity if threshold performance was achieved, the target bonus opportunity was to be earned if target performance was achieved, and there was the ability to earn up to 200% of target bonus opportunity if the maximum “outperform” performance level was achieved. Results between performance levels were to be interpolated linearly. Performance on the revenue metric exceeded the target performance level for fiscal 2025, and performance on the Adjusted EBITDA metric exceeded the “outperform” performance level for fiscal 2025.

•
No Annual Bonus Earned by Mr. Goldthwaite. Mr. Goldthwaite’s bonus under our Executive Bonus Plan for fiscal 2025 was measured based on the attainment of a value driver revenue metric (as further described below). A bonus payment to Mr. Goldthwaite was to be paid at 50% of his target annual bonus opportunity if threshold performance was achieved, the target bonus opportunity was to be earned if target performance was achieved, and there was the ability to earn up to 200% of the target bonus opportunity if the maximum “outperform” performance level was achieved. Results between performance levels were to be interpolated linearly. Performance on the value driver revenue metric was below the threshold level for fiscal 2025, and, therefore, no bonus was paid to Mr. Goldthwaite for fiscal 2025.

•
Long-Term Incentives Weighted Towards Performance-Based Awards. With respect to our annual long-term incentive compensation awards, generally 60% of the total annual equity award value granted to our NEOs was granted as performance stock unit (“PSU”) awards tied to three-year performance metrics related to financial performance (adjusted operating income) and stock price growth, and the remaining 40% was granted as

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restricted stock awards (“RSAs”) with back-loaded, semi-annual time-based vesting over three years, consistent with fiscal 2024. With respect to Mr. Goldthwaite’s annual long-term incentive compensation award, 90% was granted as PSUs tied to three-year performance metrics related to financial performance, and the remaining 10% was granted as RSAs on the same vesting schedule applicable to the other NEOs. As with our Executive Bonus Plan, threshold, target and “outperform” performance levels were established for the PSU awards, with award earning potential for our executive officers at 50%, 100% and 200% of the target award payments, respectively.
Compensation Mix
The following charts illustrate the target total direct compensation mix of our CEO and our other NEOs (other than Mr. McMullen) for fiscal 2025. These charts show that a majority of our NEOs’ target total direct compensation was performance-based (61% for our CEO and an average of 61% for our other NEOs (excluding Mr. McMullen)). Mr. McMullen was excluded from these charts given that he joined the Company in March 2025.

Good Governance Practices
We employ certain policies and practices to align our executive officers’ compensation with stockholder interests. Listed below are the key compensation policies and practices we employ and certain policies and practices we do not employ because we believe they would not serve the long-term interests of our stockholders.

What We Do	What We Don’t Do
✔
Pay for Performance. A significant portion of our executive officers’ target total direct compensation is not guaranteed but is linked to our financial and operational performance. In fiscal 2025, in the case of our CEO, 61% of his target total direct compensation was performance-based, while 39% was retention-oriented. As for our other NEOs (excluding Mr. McMullen), on average, 61% of their target total direct compensation was performance-based, while 39% was retention-oriented.
✘
No Guaranteed Bonuses or Equity Awards. Except for sign-on bonuses paid in connection with hiring a new executive officer, we do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards (other than retention-based equity awards) on measurable performance-based objectives and operational results.

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What We Do		What We Don’t Do
✔	Align Compensation to Growth in Stockholder Value. A portion of our multi-year long-term equity incentive program is tied to growth in our stock price which directly aligns to stockholder interests.	✘
No Excessive Executive Perquisites. We provide nominal perquisites to our executive officers, which are limited to payment of supplemental long-term disability and life insurance premiums, the opportunity to receive a Company-paid physical examination and, when appropriate, reimbursement of relocation expenses and temporary housing expenses.

✔
Establish Performance Objectives Aligned to Business Strategy. Our Executive Bonus Plan and long-term equity incentive program utilize performance-based objectives that the Committee believes are rigorous and challenging.
		✘	No Tax Reimbursements or Gross-Ups. We do not provide income tax “gross-ups” for personal or broad-based benefits nor excise tax “gross-ups” for change in control payments or benefits.
✔	Target Pay Competitively. We seek to target total direct compensation within a competitive range of our compensation peer group and seek to deliver greater compensation only for superior performance.	✘	No Pension or Supplemental Retirement Plans. We do not provide retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.
✔
Use Meaningful Vesting Conditions to Promote Retention. Performance-based equity awards under our long-term equity incentive program are earned and vest only to the extent that the applicable performance targets are attained and remain subject to additional time-based vesting thereafter to encourage retention if the performance period is less than three years. Generally, time-based RSAs vest over three years, with a greater percentage of the award vesting in years two and three to further promote retention.
		✘	No Repricing of Stock Options without Stockholder Approval. Our 2016 Equity Incentive Award Plan expressly prohibits repricing of stock options without stockholder approval.
✔
Carefully Consider Stockholder Input. We regularly seek and engage in dialogue with our stockholders on executive compensation matters. Ongoing enhancements to our executive compensation program are influenced by these discussions.
✘
No “Single Trigger” Cash Change in Control Payments. We maintain a “double trigger” policy with respect to cash severance, whereby severance in connection with a change in control of the Company also generally requires a qualifying termination of employment.

✔
Maintain a Compensation Recovery (“Clawback”) Policy. We maintain a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standards of The New York Stock Exchange, which provides for the mandatory recovery of certain erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.
✘
No Hedging or Pledging. Our Policy Statement for the Prevention of Insider Trading specifically prohibits short sales, hedging, pledging and margin transactions, and our 2016 Equity Incentive Award Plan prohibits pledging of any award granted under the plan unless otherwise permitted by the plan Administrator.

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What We Do		What We Don’t Do
✔
Require Mandatory Stock Ownership. All of our executive officers and our non-employee directors are required to maintain a minimum ownership level of our Common Stock. These minimum share ownership requirements are five times base salary for our CEO and Executive Chair, three times base salary for all other executive officers and five times the annual cash retainer for our non-employee directors.

✔
Perform Competitive Market Analysis. The Committee reviews a competitive market analysis prepared by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

✔	Analyze Compensation Program Risk. We review our executive and other compensation programs annually to ensure that they do not encourage excessive or unnecessary risk taking.

Say-on-Pay Results and Stockholder Engagement
At our 2024 annual meeting of stockholders, approximately 93% of the votes cast (excluding abstentions and broker non-votes) voted to approve the compensation of our NEOs for fiscal 2024. The Committee believes this advisory vote affirmed stockholder support of actions taken with respect to executive compensation for fiscal 2024, and, therefore, the Committee did not fundamentally change the executive compensation program in fiscal 2025. However, even with this high level of support, the Committee continues to proactively engage with and gather feedback from our stockholders and, where appropriate, may implement additional changes in our executive compensation program in an effort to further enhance its effectiveness and the competitiveness of our pay relative to our peers, and to continue to align compensation with the interests of our stockholders. The Committee will continue to consider the outcome of our annual say-on-pay votes when making future compensation decisions for our executive officers, and the Company will continue to engage with and seek feedback from our stockholders to understand their views on our executive compensation program. Any written feedback received from stockholders on our executive compensation program is shared with the Board.
As a part of our ongoing commitment to stockholder engagement, at various times during fiscal 2025 we invited our top stockholders, representing more than 30% of our shares outstanding, to speak with our Chief Financial Officer, General Counsel, Chief Human Resources Officer, VP of Investor Relations and the Compensation Committee Chair. Four of our significant stockholders accepted this invitation, representing 13% of our shares outstanding, and met with Company representatives to discuss various topics, including executive compensation. We also received written feedback from other stockholders which was shared with management and the Board. The stockholders we spoke with were appreciative of our continued outreach and transparent disclosure and were supportive of our executive compensation program, which rewards our executive officers for delivering long-term value for our stockholders.

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What Guides Our Program
Our Principles-Based Philosophy
Our executive compensation program is guided by basic principles that we seek to incorporate in our executive pay practices:

Link Compensation to Performance and Stockholder Interests
Compensation levels should reflect our actual performance, consistent with our business strategy, and be aligned with stockholder interests. Compensation programs should also reflect best practices and stockholder input.

Engage Independent Compensation Consultant	The Committee engages an independent compensation consultant to advise the Committee and evaluate the alignment of pay and performance relative to our compensation peer group and compensation risk.
Maintain Competitive Compensation Levels	Levels of compensation should be competitive with those in our peer group, as well as comparable companies in the technology industry to attract, retain and reward our employees.
Reflect our Industry Circumstances and Unique Business	We strive to tailor our executive compensation program to take account of the interests of our stockholders and our industry as we execute on our long-term financial and operational business strategy.

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Pay Versus Performance
Our performance assessment framework and executive compensation program is designed to link pay and performance in the following ways:

Metric	Determination and Link to Performance	Purpose
Base Salary	Evaluated annually by the Committee and reviewed in light of market pay practices, retention, and each individual’s experience and critical skills.	Provide an annual income necessary to retain our executive officers.
Executive Bonus Plan	Annual performance determines payments. Ties a meaningful portion of target annual cash compensation to attaining pre-established performance goals.	Focus our executive officers on attaining financial, operational and strategic performance objectives from year to year.
Long-Term Incentives
Time-based restricted stock awards: Encourage retention of our executive officers by vesting over three years.

Performance-based restricted stock unit awards: Performance targets are established based on meaningful and rigorous metrics that drive stockholder value creation. No awards will be earned if performance fails to achieve threshold performance level.

Enhance retention of key executive officers who drive consistent performance.

Motivate and reward our executive officers for achievement of long-term performance objectives that increase stockholder value.

Other Compensation
Our executive officers may participate in benefit programs on the same terms as our other employees, such as health and welfare benefit plans, a 401(k) plan, life insurance and executive life and disability plans.

Our executive officers may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings but receive no additional Company contributions.

Premiums for executive life and disability insurance benefits are paid by the Company.
Provides benefits having high perceived values and offers tax advantages.

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Compensation-Setting Process

Role of the Committee
The Committee is responsible for overseeing our executive compensation program, as specified in its charter. The Committee’s role includes:
•	Determining and recommending the compensation for our CEO and non-employee directors, subject to approval by the independent members of our Board.
•	Evaluating and approving our CEO’s recommendations for the compensation of our executive officers (other than our CEO).
•	Proposing revisions to the Committee’s charter for our Board’s approval to ensure compliance with SEC rules and NYSE listing standards.
In performing its responsibilities with respect to approving the compensation of our executive officers (other than our CEO), the Committee considers a number of factors. These factors include advice from its independent compensation consultant, a competitive market analysis based on

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data from our compensation peer group and regarding the compensation practices of competitors and other relevant companies, advice from outside legal counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our CEO and an assessment of the outstanding equity holdings of our executive officers. The Committee also takes into account feedback from different stakeholders, including our stockholders and the major proxy advisory firms.
Role of Senior Management
Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our executive compensation program. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions and administering executive compensation plans such as our Executive Bonus Plan and long-term incentive compensation awards. Our CEO provides information on the individual performance of our NEOs and other executive officers and makes recommendations to the Committee on compensation levels (other than his own compensation). Our CEO is not present when the Committee discusses and determines recommendations regarding his compensation.
Role of Compensation Consultant
The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2025, the Committee continued to retain Compensia, a national compensation consulting firm, as its compensation consultant. Compensia’s work for the Committee included, among other services, a review and update of the compensation peer group, a competitive executive compensation market analysis based on an assessment of the compensation practices of the companies in the compensation peer group and companies in adjacent industries, a review and analysis of the compensation of the non-employee members of our Board and a review and report on the risk profile of our executive compensation program. Compensia also provides the Committee with assessments of the Company’s executive compensation policies and practices and makes recommendations based on best practices. In addition, Compensia meets on a frequent basis with the Chair of the Committee to discuss a host of compensation matters, including, but not limited to, compensation strategy, trends and to review the policies and viewpoints of the major proxy advisory firms. Compensia reports directly to the Committee, which will annually review its performance, independence and fees. In fiscal 2025, the Committee assessed Compensia’s independence and concluded that Compensia’s work for the Committee did not raise any conflict of interest.
Assessing Competitive Market Data
The Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a select group of peer companies. In certain cases, this peer group data was supplemented by broader competitive market analyses.

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For purposes of reviewing and updating the compensation peer group for fiscal 2025, Compensia engaged in discussions with the Committee about the peer selection process and additional discussions with management. In evaluating the composition of our peer group for fiscal 2025, the Committee considered the following primary factors which are intended to identify a reasonable group of peers from a number of related industry sectors for consideration in our unique situation, where there are, at present, no other publicly traded providers of online and blended schools in the kindergarten through 12th grade market:
•	Industry and business focus – companies in the education services, software and human resources or employment services sectors;
•
Revenue – companies with revenue ranging from approximately 0.4x to approximately 3.0x the Company’s last four quarters revenue (which produced a target range of approximately $796 million to $6.0 billion);

•
Market capitalization – companies with market capitalizations ranging from approximately 0.25x to approximately 7.0x the Company’s market capitalization (which produced a target range of approximately $664 million to $18.6 billion);

•	Companies with subscription business models;
•	Companies in industries suggested by members of the executive team; and
•	Companies in the gaming/artificial intelligence industries.
Based on these criteria and the informed judgment of the Committee, four companies were removed from the then-current compensation peer group (Chegg, Graham Holdings Company, Scholastic and Ziff Davis), and five companies were added to the peer group (Dynatrace, Informatica, Nutanix, Smartsheet and SS&C Technologies) to better align with the Company’s ongoing business focus.
Accordingly, the Committee approved the following compensation peer group for fiscal 2025:

ACI Worldwide	Kforce	SS&C Technologies
Adtalem Global Education	Laureate Education	Smartsheet
Blackbaud	Match Group	Strategic Education
DocuSign	Nutanix	Teradata
Dynatrace	RingCentral	Yelp
Informatica	Roku

At the beginning of fiscal 2025, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions at the companies in the peer group. The Committee used data drawn from the companies in our compensation peer group to evaluate the competitive market when reviewing and adjusting the target total direct compensation packages for our NEOs, including annual base salary, target annual bonus opportunities and long-term incentive compensation opportunities, for fiscal 2025. At the time of peer group approval, the Company was positioned below the 25th percentile in terms of market capitalization and between the 50th and 75th percentiles in terms of revenue.
The Committee reviews our compensation peer group regularly and makes adjustments to its composition annually, taking into account changes in both our business and the businesses of the companies in the peer group.

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Fiscal 2025 Executive Compensation Program in Detail
Base Salary
The base salaries for our NEOs are generally set at levels deemed necessary to attract and retain individuals with superior talent, while taking into account the target total direct compensation opportunity provided to each NEO. Base salaries are reviewed annually by the Committee and are adjusted from time to time as deemed necessary in conjunction with recommendations made by our CEO (other than his own base salary), to ensure that our executive compensation program remains aligned with our compensation objectives and retention of critical talent. Compensation adjustments for our CEO are recommended by the Committee and reviewed and approved by the independent members of our Board.
Following its review of a competitive market analysis prepared by Compensia, the Committee recommended, and the independent members of our Board approved, leaving our NEOs’ base salaries at their fiscal 2024 levels. In connection with his commencement of employment, the Committee established Mr. McMullen’s initial base salary at the level set forth below based on its review of a competitive market analysis prepared by Compensia for his position.
The annual base salaries of our NEOs for fiscal 2025 were as follows:

Named Executive Officer	Fiscal 2024 Base Salary	Fiscal 2025 Base Salary
James J. Rhyu	$1,000,000	$1,000,000
Donna Blackman	$625,000	$625,000
Todd Goldthwaite	$400,000	$400,000
Greerson G. McMullen, Sr.	—	$475,000
Vincent W. Mathis	$525,000	$525,000

Annual Incentive Compensation
Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs’ target total cash compensation is “at risk.” For the fiscal 2025 Executive Bonus Plan, the Committee selected two corporate performance management objectives (“PMOs”) – revenue and Adjusted EBITDA – for the plan which are the key metrics for gauging our profitability and growth, which ultimately enhances stockholder value.
Target Annual Bonus Opportunities
Target annual bonus opportunities for our NEOs (which represent a percentage of each NEO’s base salary) are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide market-competitive target total cash compensation opportunities.
In considering target annual bonus opportunity adjustments for each of our NEOs (other than Mr. McMullen) for fiscal 2025 in July 2024, the Committee, after reviewing a competitive market analysis prepared by Compensia, considered:
•	each named executive officer’s position, level of responsibility, and seniority;
•	each executive officer’s performance during the prior fiscal year;
•	emphasis of pay for performance; and
•
the costs associated with replacing each executive officer with an experienced, qualified person with comparable skills and expertise and the relative strength and readiness of the internal candidates identified to assume his or her role.

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The Committee does not assign a specific weight to any single factor in making decisions regarding target annual bonus opportunity adjustments, nor is the impact of any single factor on the determination of target annual bonus opportunity levels quantifiable. As reflected in the various factors considered by the Committee, the Committee determined that it was appropriate to approve the increases set forth in the table below to our NEO target annual bonus opportunities (including for our CEO, which was approved by the independent members of our Board) to align our NEOs to deliver against our short-and long-term strategies and reward them for demonstrated performance.
The target annual bonus opportunities for our NEOs for fiscal 2025 were as follows:

Named Executive Officer	Fiscal 2024 Target Annual Bonus Opportunity (as a percentage of base salary)	Fiscal 2025 Target Annual Bonus Opportunity (as a percentage of base salary)	Percentage Increase
James J. Rhyu	150%	200%	33%
Donna Blackman	100%	150%	50%
Todd Goldthwaite	50%	100%	100%
Greerson G. McMullen, Sr.	N/A	75%	N/A
Vincent W. Mathis	80%	100%	25%

Goal Setting Process and Rationale
The Committee spends considerable time evaluating the appropriate corporate PMOs to be included in our Executive Bonus Plan each fiscal year. After such evaluation for fiscal 2025, the Committee determined that it was appropriate to continue to use revenue and Adjusted EBITDA, each equally weighted, as the corporate PMOs for the fiscal 2025 Executive Bonus Plan, consistent with the approach in fiscal 2024, except with respect to Mr. Goldthwaite, as further discussed below.

Category	Corresponding Metric
Profitability	Adjusted EBITDA
Growth	Revenue

In setting performance levels for each metric, the Committee remained committed to establishing rigorous performance goals to ensure alignment of realized pay amounts with our actual corporate performance. The Committee evaluates a number of factors in determining appropriate metrics and establishing the threshold, target and “outperform” performance levels for each metric, including, but not limited to, impact on long-term strategy, prior financial performance, delivering value to our stockholders and stockholder performance expectations. After careful consideration, the Committee set the target performance levels for the revenue and Adjusted EBITDA metrics at $2,265.0 million and $476.8 million, respectively. For fiscal 2025, the threshold performance levels for the revenue metric and the Adjusted EBITDA metric (as detailed in the table below under the heading “Performance Results”) were set just above our actual results for fiscal 2024.
Payments under the fiscal 2025 Executive Bonus Plan for our NEOs (other than Mr. Goldthwaite) were based solely on the achievement of these corporate PMOs, which the Committee determined was appropriate to focus the efforts of our NEOs on improving Company performance and increasing stockholder value.

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Fiscal 2025 Executive Bonus Plan Formula for NEOs other than Mr. Goldthwaite:

With respect to Mr. Goldthwaite, the Committee sought to tailor the corporate PMOs for his fiscal 2025 annual bonus opportunity to a financial metric related to the business lines that he leads. Accordingly, the Committee selected value driver revenue as the corporate PMO for Mr. Goldthwaite’s target annual bonus opportunity for fiscal 2025. “Value driver revenue” is the sum of the revenue as reported internally for each of Tallo, Stride Tutoring, and Learning Hub as determined in accordance with GAAP. Stride Tutoring revenue is as reported, including any intracompany eliminations, net of tutor costs. Value driver revenue can be adjusted in the Compensation Committee’s discretion for any unusual, non-recurring event that is separately identified and quantified in the Company’s financial statements.
Fiscal 2025 Executive Bonus Plan Formula for Mr. Goldthwaite:

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Performance Results for NEOs other than Mr. Goldthwaite
The corporate PMOs under our fiscal 2025 Executive Bonus Plan (other than for Mr. Goldthwaite) are set forth in the table below. Each PMO provided our NEOs with the opportunity to earn an above target award for that PMO in the event the Company exceeded the pre-established performance level for the PMO, but also provided for no award payments below minimum thresholds of performance. Achievement of a PMO at the threshold level resulted in a payout at 50% of the target level, and achievement at the “outperform” level resulted in a payout at 200% of the target level. Performance between levels was extrapolated on a straight-line basis. In July 2025, the Committee reviewed our achievement against these corporate PMOs, with the results as follows (in millions):

Metric	Weighting	Performance Level (Threshold)	Performance Level (Target)	Performance Level (Outperform)	Actual Results	Payment Percentage
Revenue(1)	50%	$2,166.6	$2,265.0	$2,491.5	$2,405.3	162%
Adjusted EBITDA(2)	50%	$453.0	$476.8	$524.5	$571.0	200%
Overall Weighted Payment Percentage						181%

(1)
For purposes of the fiscal 2025 Executive Bonus Plan, “revenue” could be adjusted at the Committee’s discretion for any unusual, non-recurring event that was separately identified and quantified in our financial statements. No adjustments were made to revenue for purposes of determining results under the fiscal 2025 Executive Bonus Plan.

(2)
For purposes of the fiscal 2025 Executive Bonus Plan, “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, less stock-based compensation, and subject to adjustment in the Committee’s discretion for any acquisition-related charges and/or any unusual, non-recurring gain or loss that was separately identified and quantified in our financial statements. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A.

Performance Results for Mr. Goldthwaite
The corporate PMO under our fiscal 2025 Executive Bonus Plan for Mr. Goldthwaite is set forth in the table below. The PMO provided Mr. Goldthwaite with the opportunity to earn an above target award for that PMO in the event the Company exceeded the pre-established performance level for the PMO but also provided for no award payments below the minimum threshold of performance. Achievement of the PMO at the threshold level resulted in a payout at 50% of the target level, and achievement at the “outperform” level resulted in a payout at 200% of the target level. Performance between levels was extrapolated on a straight-line basis. In July 2025, the Committee reviewed our achievement against this corporate PMO, with the results as follows (in millions):

Metric	Weighting	Performance Level (Threshold)	Performance Level (Target)	Performance Level (Outperform)	Actual Results	Payment Percentage
Value Driver Revenue(1)	100%	$20.0	$24.0	$40.0	$7.2	0%

(1)
For purposes of the fiscal 2025 Executive Bonus Plan for Mr. Goldthwaite, “value driver revenue” could be adjusted in the Company’s discretion for any unusual, non-recurring event that is separately identified and quantified in the Company’s financial statements. No adjustments were made to revenue for purposes of determining results under the fiscal 2025 Executive Bonus Plan for Mr. Goldthwaite.

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Fiscal 2025 Executive Bonus Plan Payments
The following table sets forth, for each NEO, other than our former General Counsel, the Committee’s approved annual bonus award payments under our fiscal 2025 Executive Bonus Plan based upon performance against the applicable corporate PMOs. Our former General Counsel was not eligible to receive an annual bonus award payment for fiscal 2025 due to his resignation from employment with the Company effective November 3, 2024.

Named Executive Officer	Revenue Achievement (50% Weighting)	Adjusted EBITDA Achievement (50% Weighting)	Percentage of Target Annual Bonus Earned (%)	Bonus Amount ($)
James J. Rhyu	162%	200%	181%	$3,619,426
Donna Blackman	162%	200%	181%	$1,696,606
Greerson G. McMullen, Sr.	162%	200%	181%	$210,193(1)

(1)	Mr. McMullen’s annual cash bonus for fiscal year 2025 was prorated in recognition of his partial year of employment.

Named Executive Officer	Value Driver Revenue Achievement (100% Weighting)	Percentage of Target Annual Bonus Earned (%)	Bonus Amount ($)
Todd Goldthwaite	0%	0%	$0

Long-Term Incentive Compensation
We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders. Consistent with our redesigned long-term incentive compensation program launched in fiscal 2023, the Committee weighted the fiscal 2025 long-term incentive compensation awards for our NEOs (other than Mr. McMullen and Mr. Goldthwaite) to be 60% performance-based and continued the use of three-year performance metrics for our performance-based long-term incentive awards, and 40% time-based restricted stock awards. Certain of our NEOs also received equity awards in various Company subsidiaries under the Company’s subsidiary equity incentive program. With respect to Mr. Goldthwaite, the Committee weighted his fiscal 2025 long-term incentive compensation award to be 90% performance-based and tied to three-year performance metrics, and 10% time based restricted stock awards.
Fiscal Year 2025 Long-Term Incentive Awards
The Committee considered various factors in determining long-term incentive award levels for each NEO (other than Mr. McMullen), including a competitive market analysis prepared by Compensia and our executive retention objectives (see the considerations set forth in the section above titled “Base Salary”). The following table sets forth the target award values for our NEOs (other than Mr. McMullen) for fiscal 2025 and the resulting number of shares of Common Stock subject to each award type. The awards granted to our CEO were recommended by the Committee and reviewed and approved by the independent members of our Board. The fiscal 2025 target award levels were established both to respond to competitive market forces while, at the same time, recognizing each individual NEO’s contribution to our continued success and incenting them to continue to execute on our long-term financial, operational, and strategic objectives. In addition, with respect to our CEO, the increase was intended to promote continued strong performance and ensure our CEO is aligned and incented to deliver increased shareholder value.

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Named Executive Officer	Target Annual Equity Award Value[1]	Time-Based Shares – RSAs (#)[2]	Performance-Based Shares – PSUs[1]
			Threshold (#)	Target (#)	Outperform (#)
James J. Rhyu	$17,000,000	82,930	62,200	124,400	248,800
Donna Blackman	$3,750,000	18,290	13,720	27,440	54,880
Todd Goldthwaite	$1,000,000	1,210	5,485	10,970	21,940
Vincent W. Mathis[3]	$1,700,000	8,290	6,220	12,440	24,880

(1)
The Committee determined the number of shares underlying the RSAs and target number of PSUs by dividing the target award value shown in the table above by the fair market value of our Common Stock on August 9, 2024, the date on which the RSAs and PSUs were granted.

(2)
The RSAs granted to our NEOs for fiscal 2025 vest subject to our standard vesting schedule, which is semi-annually over a three-year period, with 20% of the shares of our Common Stock subject to the awards vesting in the first year and 40% vesting in each of the next two years following the grant date.

(3)	The RSAs and PSUs granted to Mr. Mathis were forfeited upon his resignation from employment in November 2025.
Fiscal Year 2025 PSU Award Performance Metrics.
As set forth in the table below, the PSU awards granted to our NEOs for fiscal 2025 (other than the PSU awards granted to Mr. Goldthwaite) are to be earned based on two performance metrics: adjusted operating income, a metric tied to financial performance, and stock price performance associated with established levels of compound annual growth rate (“CAGR”), as the Committee believes this combination best reflect a means for monitoring our executive officers’ execution of our long-term strategy aimed at delivering greater value to our stockholders and ensuring a strong alignment between management and our stockholders. The Committee evaluates a number of factors in determining appropriate metrics and establishing the threshold, target and “outperform” performance levels for each metric, including, but not limited to, impact on long-term strategy, prior financial performance, delivering value to our stockholders and stockholder performance expectations. Each metric is to be measured at the end of the applicable performance period, with adjusted operating income weighted 75% and stock price CAGR weighted 25%. Any earned shares will be immediately vested upon the attainment of the performance metric at the end of the three-year performance period for the stock price CAGR objective. For each metric, below threshold performance will result in no shares being earned for the corresponding portion of the PSU awards.

Metric	Weighting	Performance Level (Threshold) 50% Payout	Performance Level (Target) 100% Payout	Performance Level (Outperform) 200% Payout
FY 2027 Adjusted Operating Income	75%	$342.0 million	$380.0 million	$456.0 million
Stock Price CAGR	25%	10% CAGR	20% CAGR	40% CAGR

•
Adjusted Operating Income Metric (75% weighting). For purposes of the PSU awards, adjusted operating income is defined as operating income as determined in accordance with GAAP, excluding the stock-based compensation expense associated with any long-term equity incentive awards granted by the Committee during the performance measurement period (fiscal 2027). In addition, adjusted operating income may, at the Committee’s discretion, exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements. The

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Committee believes these adjustments are appropriate as the results are more representative of the Company’s actual performance during the three-year performance measurement period. As a point of clarification, adjusted operating income for purposes of the PSU awards differs from adjusted operating income used in our earnings releases in that the latter is defined as operating income as determined in accordance with GAAP, excluding all stock-based compensation expense, as well as the amortization of intangible assets. Adjusted operating income will be measured over fiscal year 2027 for purposes of the fiscal 2025 PSUs. Financial achievement falling between the specified levels will be interpolated linearly between performance levels for the adjusted operating income metric.
•
Stock Price CAGR Metric (25% weighting). The other metric used for PSU awards granted to our NEOs is related to our stock price CAGR as measured at the end of the three-year performance period. The starting point for these calculations will be equal to the average closing stock price over the 20 calendar days preceding the grant date of the award. Performance against the stock price CAGR portion of the PSU award will be assessed as of September 15, 2027 (or the next following date if September 15, 2027 is a non-trading day) and will be based on the average closing stock price over the preceding 20 calendar days. Achievement falling between the specified levels will be interpolated linearly between performance levels for the stock price CAGR metric, measured at 2.5% intervals between performance levels.

The PSU awards granted to Mr. Goldthwaite are to be earned based on two performance metrics: adjusted operating income, a metric tied to financial performance of the Company, and value driver revenue, each for fiscal year 2027, as the Committee believes this combination best reflect a means for monitoring Mr. Goldthwaite’s execution of our long-term strategy aimed at delivering value driver growth across the Tallo, Stride Tutoring, and Learning Hub business lines and incentivizing Mr. Goldthwaite to execute on this strategy given his role in leading such business lines. The Committee evaluated a number of factors in determining the appropriate metrics and establishing the threshold, target and “outperform” performance levels for each metric of this award, including, but not limited to, impact on long-term strategy, prior financial performance, delivering value to our stockholders and stockholder performance expectations. Each metric is to be measured at the end of a three-year performance period, with adjusted operating income weighted 17% and value driver revenue weighted 83%, and, for each metric, threshold performance will result in a 50% payout level, target performance will result in a 100% payout level and outperformance will result in a 200% payout level. Any earned shares will be immediately vested upon the attainment of the performance metric at the end of the three-year performance period. For each metric, below threshold performance will result in no shares being earned for the corresponding portion of the PSU awards.
•
Value Driver Revenue (83% weighting). For purposes of Mr. Goldthwaite’s PSU awards, value driver revenue is the sum of the revenue as reported internally for each of Tallo, Stride Tutoring, and Learning Hub as determined in accordance with GAAP. Stride Tutoring revenue is as reported, including any intracompany eliminations, net of tutor costs. Value driver revenue can be adjusted in the Company’s discretion for any unusual, non-recurring event that is separately identified and quantified in the Company’s financial statements.

•	Adjusted Operating Income Metric (17% weighting). See description above for PSU awards granted to the other NEOs in fiscal 2025.

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Achievement of Fiscal 2023 PSU Awards. The PSU awards granted to our NEOs for fiscal 2023 were eligible to be earned based on the attainment of (i) adjusted operating income measured over fiscal year 2025, and (ii) our three-year stock price CAGR as measured on September 15, 2025. Each metric is weighted equally. On September 15, 2025, the Compensation Committee assessed the Company’s performance on each of these metrics, with the results as follows:

Metric	Weighting	Performance Level (Threshold 50%)	Performance Level (Target 100%)	Performance Level (Outperform 200%)	Actual Results	Percentage Earned
FY 2025 Adjusted Operating Income (%)	50%	$156.6 million	$172.3 million	$203.6 million	$419.6 million	200%
Stock Price CAGR (%)	50%	10%	20%	40%	54%	200%
Overall Percentage of PSUs Earned						200%

The following table sets forth, for each NEO, other than Mr. McMullen and Mr. Mathis, the number of shares earned by such NEO with respect to the 2023 PSU awards as a result of the 200% achievement level noted in the table above. Our former General Counsel forfeited his 2023 PSU award upon his resignation in November 2024.

	Number of 2023 PSUs Earned
Named Executive Officer	Adjusted Operating Income Metric	CAGR Metric	Total
James J. Rhyu	116,790	116,790	233,580
Donna Blackman	41,710	41,710	83,420
Todd Goldthwaite	6,670	6,670	13,340

Subsidiary Equity Awards
In September 2024, our NEOs, other than our CEO and our General Counsel, were granted long-term incentive compensation awards under our subsidiary equity program. As discussed in our 2024 proxy statement, the Committee implemented a subsidiary equity program in fiscal year 2024 to motivate employees of the Company, including the NEOs, to create value in under-appreciated assets and to foster a more innovative culture. Each of our NEOs, other than our CEO and our General Counsel, were granted equity awards from a newly formed indirect subsidiary of the Company. In addition, Mr. Goldthwaite was granted additional equity awards from other subsidiaries that are a part of our subsidiary equity program, in recognition of his expanded role in the Company in fiscal 2025.
As in fiscal year 2024, the subsidiary equity awards were granted in the form of restricted stock unit (“RSU”) awards and vest and become payable only upon a liquidity event of the applicable subsidiary, which includes the first to occur of a change in control of the relevant subsidiary or the Company, a spin-off affecting the relevant subsidiary, or an initial public offering of the relevant subsidiary, subject to the NEO’s continued employment with the Company through the date of such liquidity event. Through this design, employees, including our NEOs who hold such equity awards, may only realize liquidity from their equity awards when the Company has achieved liquidity with respect to its ownership stake in the subsidiary and will forfeit their equity awards if their employment terminates for any reason prior to the date of such liquidity event, thereby aligning the NEOs’ incentives with those of the Company and our stockholders.

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Mr. McMullen’s Sign-On Equity Award
In connection with Mr. McMullen’s appointment as our Executive Vice President, General Counsel and Secretary in March 2025, Mr. McMullen received a sign-on RSA with a grant date value of approximately $1,500,000 subject to our standard time-based vesting schedule (which is semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date). The Compensation Committee believes this sign-on equity grant was necessary to induce Mr. McMullen to accept our offer of employment and will provide necessary retentive value and alignment of interests with our stockholders. In determining the size of Mr. McMullen’s sign-on equity grant, the Compensation Committee considered market data for his position while also taking into account the proximity of the sign-on grant to the timing of the Company’s annual awards for fiscal 2026 (for which he would be eligible).
Other Compensation
Mr. McMullen’s Sign-On Bonus
To further induce Mr. McMullen to accept our offer of employment and to defray his relocation costs, Mr. McMullen received a cash sign-on bonus in the gross amount of $100,000 in connection with his appointment as our Executive Vice President, General Counsel and Secretary in March 2025. The sign-on bonus is subject to repayment by Mr. McMullen (on a prorated basis) if he resigns prior to the first anniversary of his commencement of employment with Stride.
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any payment under our Executive Bonus Plan until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth in our “Fiscal 2025 Non-Qualified Deferred Compensation Table” below.
Defined Contribution Plan
We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The Company makes matching contributions to the 401(k) plan equal to $0.50 for each dollar of a participant’s contributions on the first 5% of eligible base salary that they contribute each pay period, subject to certain statutory limits.
Employee Benefits and Perquisites
Our NEOs participate in the same medical, dental, vision, disability and life insurance plans that are available to all employees. We provide our NEOs with certain perquisites and other personal benefits, which we do not consider to be a significant component of our executive compensation program but recognize to be an important factor in attracting and retaining talented executive officers. We pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations and reimburse certain executive officers for their relocation expenses when appropriate and for temporary housing expenses they may incur in connection with their provision of services. We provide these supplemental benefits to our executive officers

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due to their relatively low cost and the value they provide in assisting us in attracting and retaining talented executive officers. None of our executive officers receive tax “gross-ups” or other tax payments in connection with our provision of any perquisites or personal benefits.
The value of the perquisites and other personal benefits we provided to each of our NEOs in fiscal 2025 is set forth in our “Fiscal 2025 Summary Compensation Table” below.
Severance and Change in Control Arrangements
We consider severance arrangements to be an integral part of the overall compensation package for our executive officers. We provide severance to attract and retain individuals with superior ability and managerial talent and to provide our executive officers with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger, or other acquisition of the Company and encourage our executive officers to focus their attention on their work duties and responsibilities in all situations.
We believe that providing our NEOs with severance payments and benefits upon certain terminations of employment are key retention tools that help us remain competitive with the companies in our compensation peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.
We are party to an employment letter with Mr. Rhyu (that was most recently amended and restated on February 25, 2022), which contains his severance and change in control arrangements. For more information about this employment arrangement and the severance provisions thereunder, see “Employment Letter Agreement with Mr. Rhyu” below.
Our other NEOs are generally entitled to receive severance payments and benefits upon a qualifying termination of employment under the Company’s severance guidelines and individual change in control severance agreements, as described under “Severance Guidelines for Other Named Executive Officers” and “Change in Control Arrangements with Other Named Executive Officers,” respectively, below.
Other Executive Compensation Practices and Policies
Equity Award Grant Policy
We do not have any program, plan, or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process in the first quarter of our fiscal year, at a regularly scheduled Board or Committee meeting. Neither our Board nor the Committee seek to time the grant of equity awards based on potential movement of our stock price. We do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments to our executive officers.
Stock Ownership Guidelines
We maintain stock ownership guidelines that are designed to ensure that our executive officers hold a significant equity stake in the Company to align their interests with those of our stockholders. Our stock ownership guidelines require our CEO and Executive Chair (if applicable) to each maintain ownership of our Common Stock having a value equal to five times their base salary, and all other executive officers to maintain ownership of our Common Stock having a value equal to three times their base salary. Ownership of our Common Stock is determined based on the combined value of the following executive officer holdings: (a) shares owned outright by the executive officer or by his or her spouse or children, (b) shares held in trust for the benefit of the

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executive officer or for the benefit of his or her spouse or children, (c) shares held through a fund or other entity as to which the executive officer has a management role, and (d) restricted stock grants or restricted stock units (whether or not vested) held pursuant to any of our equity compensation plans. Our executive officers have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs are in compliance with the guidelines or are still within the five-year period to accumulate the specified level of ownership.

Role	Ownership Requirement
CEO or Executive Chair	5.0x base salary
Chief Financial Officer	3.0x base salary
Other Executive Officers	3.0x base salary

Compensation Recovery (“Clawback”) Policy
We maintain a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of The New York Stock Exchange, which provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Insider Trading, Anti-Hedging Policy, and Anti-Pledging Prohibition
We maintain a Policy Statement for the Prevention of Insider Trading that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. Company employees (including executive officers), non-employee directors and consultants are prohibited from purchasing Common Stock on margin or engaging in transactions, in puts, calls, or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, our 2016 Equity Incentive Award Plan prohibits the pledging of any award granted under the plan unless otherwise determined by the plan Administrator. A copy of the Company’s Policy Statement for the Prevention of Insider Trading is included as Exhibit 19.1 to the Annual Report.
Risk Assessment and Mitigation of Compensation Policies and Practices
Consistent with SEC rules, we periodically evaluate the risk profile associated with our Company’s executive and other compensation programs. In fiscal 2025, the Committee engaged Compensia to review our Company’s existing executive compensation program and assess whether our executive compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. Among other factors, this assessment considered the program structure, design characteristics and performance-based measures associated with our executive compensation program and concluded that our executive compensation program contains a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation recovery (“clawback”) policy, a balanced annual incentive plan design that emphasizes top and bottom line performance, formal policies for the administration of our equity compensation program, a succession plan for key executives and stock ownership guidelines for our non-employee directors and executive officers. Similarly, management conducted an analysis of non-executive compensation policies and practices.

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Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our Company’s ability to effectively identify and manage risks. We believe we have effective internal controls.
Accounting for Stock-Based Compensation
FASB ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an executive officer for the taxable year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when structuring our executive compensation program and strives to balance the effectiveness and overall goals of our executive compensation program with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee (the “Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
This report is provided by the following independent directors, who comprise the Committee:

Members of the Compensation Committee Joseph A. Verbrugge (Chair) Steven B. Fink Robert E. Knowling, Jr.* Allison Lawrence

The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
*	As previously disclosed, during fiscal 2025, Mr. Knowling served as a member of the Compensation Committee until April 15, 2025. He rejoined the Compensation Committee on September 16, 2025.

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COMPENSATION TABLES
Fiscal 2025 Summary Compensation Table
The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2025, 2024, and 2023.

Name	Fiscal Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James J. Rhyu Chief Executive Officer	2025	$1,000,000	—	$16,860,903	$3,619,426	$15,766	$21,496,095
	2024	$1,000,000	—	$12,011,113	$2,596,538	$15,473	$15,623,124
	2023	$880,769	—	$7,146,186	$1,695,886	$14,892	$9,737,733
Donna Blackman Chief Financial Officer	2025	$625,000	—	$3,718,944	$1,696,606	$12,777	$6,053,327
	2024	$625,000	—	$3,814,459	$1,081,891	$12,393	$5,533,743
	2023	$534,423	—	$2,551,925	$698,306	$13,192	$3,797,846
Todd Goldthwaite Managing Director, Portfolio Companies	2025	$400,000	—	$1,334,639	$0	$15,641	$1,750,280
	2024	$400,000	—	$759,886	$346,205	$15,411	$1,521,502
Greerson G. McMullen, Sr., Executive Vice President, General Counsel and Secretary(5)	2025	$146,154	$100,000	$1,498,980	$210,193	$8,371	$1,963,698
Vincent W. Mathis Former Executive Vice President, General Counsel and Secretary(6)	2025	$191,827	—	$1,685,845	$0	$4,994	$1,882,666
	2024	$525,000	—	$1,861,100	$727,031	$17,263	$3,130,394
	2023	$518,077	—	$1,530,933	$532,043	$15,818	$2,596,871

(1)	The amount in this column for Mr. McMullen represents a cash sign-on bonus, which is subject to repayment by Mr. McMullen (on a prorated basis) should he resign within his first year of employment.
(2)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Refer to Note 9, “Equity Incentive Plan,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. The grant date fair value of the restricted stock units covering shares in certain of our subsidiaries granted to each of our NEOs, other than our CEO (“Subsidiary RSUs”), is based on the fair market value of the common stock of the relevant subsidiary on the date of grant, multiplied by the probability of achievement.

For the portion of the performance-based stock unit awards (“PSUs”) granted during fiscal 2025 tied to adjusted operating income, amounts are calculated based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance. For the portion of the PSUs granted during fiscal year 2025 tied to stock price CAGR, amounts are calculated based on fair value determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of $81.99 per share; a three-year continuously compounded equivalent risk-free rate of 3.79%; an expected stock price volatility of 45%; a dividend yield of 0%; and an expected term of approximately three years. For the portion of the PSUs granted during fiscal 2025 tied to value driver revenue, amounts are calculated based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance.
If “maximum” performance is assumed for the PSUs granted to our NEOs during fiscal 2025, the total grant date value of such PSUs for each NEO would be as follows: Mr. Rhyu: $17,711,139, Ms. Blackman: $3,906,701, Mr. Goldthwaite: $1,048,652, and Mr. Mathis: $1,771,114.
For the portion of the performance-based stock unit awards (“PSUs”) granted during fiscal 2024 tied to adjusted operating income, amounts are calculated based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance.

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For the portion of the PSUs granted during fiscal 2024 tied to stock price CAGR, amounts are calculated based on fair value determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of $40.70 per share; a three-year continuously compounded equivalent risk-free rate of 4.53%; an expected stock price volatility of 50%; a dividend yield of 0%; and an expected term of approximately three years.
If “maximum” performance is assumed for the PSUs granted to our NEOs during fiscal 2024, the total grant date value of such PSUs for each NEO would be as follows: Mr. Rhyu: $12,611,031, Ms. Blackman: $3,677,469, Mr. Goldthwaite: $524,713, Mr. Mathis: $1,681,279, and Mr. Ottolenghi: $1,838,123.
For the portion of the PSUs granted during fiscal 2023 tied to gross margin percentage, amounts are calculated based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance. For the portion of the PSUs granted during fiscal 2023 tied to stock price CAGR, amounts are shown based on fair value determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of $38.77 per share; a three-year continuously compounded equivalent risk-free rate of 3.49%; an expected stock price volatility of 55%; a dividend yield of 0%; and an expected term of approximately three years. On October 28, 2022, the Compensation Committee voted to change the metric related to the PSUs granted during fiscal 2023. Instead of being measured against gross margin percentage, recipients would earn these awards based on adjusted operating income metrics. This resulted in a change to the fair market value from $38.77 to $33.16 per share. The revised values above for each NEO would be as follows: Mr. Rhyu: $9,410,137, Ms. Blackman: $3,680,850, Mr. Mathis: $2,526,690, and Mr. Ottolenghi: $2,222,167.
The grant date fair value of the Subsidiary RSUs granted in fiscal 2025 for Stride Teaching Intelligence, Inc., Stride Professional Development Platform, Inc., Stride Esports, Inc., and Road2Teach, Inc. was determined to be zero in accordance with ASC 718. As of the grant date, we were not forecasting positive cash flows from these entities, and therefore the grant date fair value of the associated RSUs would be zero. The grant date fair value of the Subsidiary RSUs associated with Stride Online Tutoring, Inc., and Stride Learning Hub, Inc. was determined using an income-based valuation methodology and a discounted cash flow analysis in accordance with ASC 718. The grant date fair value for Mr. Goldthwaite in aggregate was $336,000.
The grant date fair value of the Subsidiary RSUs granted in fiscal 2024 associated with Stride Professional Development Platform, Inc., Stride Learning Intelligence, Inc., and Stride Enrichment Programs, Inc. was determined to be zero in accordance with ASC 718. As of the grant date, we were not forecasting positive cash flows from these entities, and therefore the grant date fair value of the associated RSUs would be zero. The grant date fair value of the Subsidiary RSUs granted in fiscal 2024 associated with Stride Esports, Inc., Stride Online Tutoring, Inc., and Stride Learning Hub, Inc. was determined using an income-based valuation methodology and a discounted cash flow analysis in accordance with ASC 718. The grant date fair values for fiscal year 2024 for Ms. Blackman, Mr. Goldthwaite, Mr. Mathis, and Mr. Ottolenghi, in aggregate, were $312,000, $260,000, $260,000, and $142,750, respectively.
(3)	All amounts are reported in the fiscal year earned, regardless of when they are paid.
(4)	The amounts in this column for fiscal 2025 consist of 401(k) plan matching contributions, Company-paid life insurance, and long-term disability insurance premiums.
(5)	Mr. McMullen joined Stride effective March 3, 2025.
(6)	Mr. Mathis departed Stride effective November 3, 2024.

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Fiscal 2025 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2025.

Name	Grant Date	Estimated Possible Payouts under Nonequity Incentive Plan Awards(1)			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(12)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Rhyu Chief Executive Officer	—	1,000,000	2,000,000	4,000,000	—	—	—	—	—
	8/9/2024(2)		—	—	46,650	93,300	186,600	—	7,649,667
	8/9/2024(3)		—	—	15,550	31,100	62,200	—	2,411,805
	8/9/2024(4)		—	—	—	—	—	82,930	6,799,431
Donna Blackman Chief Financial Officer	—	468,750	937,500	1,875,000	—	—	—	—	—
	8/9/2024(2)		—	—	10,290	20,580	41,160	—	1,687,354
	8/9/2024(3)		—	—	3,430	6,860	13,720	—	531,993
	8/9/2024(4)		—	—	—	—	—	18,290	1,499,597
	9/23/2024(5)		—	—	—	—	—	60,000	—
Todd Goldthwaite Managing Director, Portfolio Companies	—	200,000	400,000	800,000	—	—	—	—	—
	8/9/2024(2)		—	—	910	1,820	3,640	—	149,222
	8/9/2024(6)		—	—	4,575	9,150	18,300	—	750,209
	8/9/2024(4)		—	—	—	—	—	1,210	99,208
	9/25/2024(5)		—	—	—	—	—	15,000	—
	9/25/2024(7)		—	—	—	—	—	50,000	—
	9/25/2024(8)		—	—	—	—	—	50,000	103,000
	9/25/2024(9)		—	—	—	—	—	100,000	—
	9/25/2024(10)		—	—	—	—	—	50,000	233,000
	9/25/2024(11)		—	—	—	—	—	50,000	—
Greerson G. McMullen, Sr., General Counsel and Secretary	3/3/2025(4)		—	—	—	—	—	10,750	1,498,980
	—	58,074	116,147	232,295	—	—	—	—	—
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	—	—	—	—	—	—	—	—
	8/9/2024(2)		—	—	4,665	9,330	18,660	—	764,967
	8/9/2024(3)		—	—	1,555	3,110	6,220	—	241,181
	8/9/2024(4)		—	—	—	—	—	8,290	679,697
	9/23/2024(5)		—	—	—	—	—	50,000	—

(1)
Represents the threshold target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2025 base salaries for each NEO. For additional information regarding our Executive Bonus Plan, see “Fiscal 2025 Executive Compensation Program in Detail —Target Annual Bonus Opportunities” above.

(2)
Represents PSUs granted under our Amended and Restated 2016 Equity Incentive Award Plan that will be earned based on the attainment of adjusted operating income objectives for the three-year performance period.

(3)
Represents PSUs granted under our Amended and Restated 2016 Equity Incentive Award Plan that will be earned based on the attainment of stock price CAGR objectives for the three-year performance period.

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(4)
Represents RSAs granted under our Amended and Restated 2016 Equity Incentive Award Plan vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.

(5)
Represents RSUs granted under the Stride Teaching Intelligence, Inc. 2024 Equity Incentive Plan, which vest upon certain liquidity events. For additional information regarding this award, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

(6)
Represents PSUs granted under our Amended and Restated 2016 Equity Incentive Award Plan that will be earned based on the attainment of value driver revenue objectives for the three-year performance period.

(7)
Represents RSUs granted under the Stride Professional Development Platform, Inc. 2023 Equity Incentive Plan, which vest upon certain liquidity events. For additional information regarding this award, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

(8)
Represents RSUs granted under the Stride Online Tutoring, Inc. 2023 Equity Incentive Plan, which vest upon certain liquidity events. For additional information regarding this award, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

(9)
Represents RSUs granted under the Road2Teach, Inc. 2023 Equity Incentive Plan, which vest upon certain liquidity events. For additional information regarding this award, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

(10)
Represents RSUs granted under the Stride Learning Hub, Inc. 2023 Equity Incentive Plan, which vest upon certain liquidity events. For additional information regarding this award, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

(11)
Represents RSUs granted under the Stride Esports, Inc. 2023 Equity Incentive Plan, which vest upon certain liquidity events. For additional information regarding this award, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

(12)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 1 to the Summary Compensation Table above for more information.

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Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2025. The section titled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards granted in fiscal 2025 set forth in this table. The payout and market values below are based upon the price per share of our Common Stock on June 30, 2025 of $145.19 per share. Mr. Mathis did not hold any equity awards as of June 30, 2025.

	Stock Awards
Name	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James J. Rhyu Chief Executive Officer			160,967(1)	23,370,799
	58,395(2)	8,478,370
	58,395(3)	8,478,370
	132,670(4)	19,262,357	—	—
	44,220(5)	6,420,302	—	—
	93,300(6)	13,546,227	—	—
	31,100(7)	4,515,409	—	—
Donna Blackman Chief Financial Officer			42,655(9)	6,193,079
	20,855(2)	3,027,937	—	—
	20,855(3)	3,027,937	—	—
	38,690(4)	5,617,401	—	—
	12,890(5)	1,871,499	—	—
	20,580(6)	2,988,010	—	—
	6,860(7)	996,003	—	—
	—	—	420,000(10)	355,200
Todd Goldthwaite Managing Director, Portfolio Companies	—	—	4,923(11)	714,770
	3,335(2)	484,209	—	—
	3,335(3)	484,209	—	—
	5,520(4)	801,449	—	—
	1,840(5)	267,150	—	—
	1,820(6)	264,246	—	—
	9,150(8)	1,328,489	—	—
	—	—	615,000(12)	592,000
Greerson G. McMullen, Sr. Executive Vice President, General Counsel and Secretary	—	—	10,750(13)	1,560,793

(1)	Mr. Rhyu’s outstanding RSAs vest as follows, subject to his continued employment through the applicable vesting date:
•	15,572 shares vested on August 12, 2025;
•	23,586 shares vested on August 18, 2025 and 47,172 shares will vest semi-annually in two equal installments beginning on February 18, 2026; and
•	8,293 shares vested on August 9, 2025 and 66,344 shares will vest semi-annually in four equal installments beginning on February 9, 2026.
(2)
Represents PSUs that were earned based on the attainment of adjusted operating income measured as of the end of fiscal 2025, and 100% of such earned PSUs vested on the date the Compensation Committee determined performance achievement in September 2025 (“determination date”).

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(3)
Represents PSUs that will be earned based on the attainment of stock price growth measured as of September 15, 2025 (based on the average closing stock price over the preceding 20 calendar days). The number of shares reflected in the table above is based on target achievement levels.

(4)
Represents PSUs that will be earned based on the attainment of adjusted operating income measured at the end of fiscal 2026.The number of shares reflected in the table above is based on target achievement levels.

(5)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the beginning of fiscal 2027.The number of shares reflected in the table above is based on target achievement levels.

(6)
Represents PSUs that will be earned based on the attainment of adjusted operating income measured at the end of fiscal 2027.The number of shares reflected in the table above is based on target achievement levels.

(7)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the beginning of fiscal 2028.The number of shares reflected in the table above is based on target achievement levels.

(8)
Represents PSUs that will be earned based on the attainment of value driver revenue measured at the end of fiscal 2027.The number of shares reflected in the table above is based on target achievement levels.

(9)	Ms. Blackman’s outstanding RSAs vest as follows, subject to her continued employment through the applicable vesting date:
•	5,560 shares vested on August 12, 2025;
•	6,878 shares vested on August 18, 2025 and 13,756 shares will vest semi-annually in two equal installments beginning on February 18, 2026; and
•	1,829 shares vested on August 9, 2025 and 14,632 shares will vest semi-annually in four equal installments beginning on February 9, 2026.
(10)
Represents 60,000 RSUs granted by each of the following subsidiaries, which will vest upon certain liquidity events of the applicable subsidiary: Stride Teaching Intelligence, Inc., Stride Professional Development Platform, Inc.; Stride Online Tutoring, Inc.; Stride Learning Intelligence, Inc.; Stride Learning Hub, Inc.; Stride Esports, Inc.; and Stride Enrichment Programs, Inc. For additional information regarding these awards, see the section above titled “Subsidiary Equity Awards.”

(11)	Mr. Goldthwaite’s outstanding RSAs vest as follows, subject to his continued employment through the applicable vesting date:
•	888 shares vested on August 12, 2025;
•	982 shares vested on August 18, 2025 and 1,964 shares will vest semi-annually in two equal installments beginning on February 18, 2026; and
•	121 shares vested on August 9, 2025 and 968 shares will vest semi-annually in four equal installments beginning on February 9, 2026.
(12)
Represents a number of RSUs granted by each of the following subsidiaries, which will vest upon certain liquidity events of the applicable subsidiary, as follows: Stride Teaching Intelligence, Inc.: 15,000 RSUs; Stride Professional Development Platform, Inc.: 100,000 RSUs; Stride Online Tutoring, Inc. 100,000 RSUs; Stride Learning Intelligence, Inc.: 50,000 RSUs; Stride Learning Hub, Inc.: 100,000 RSUs; Stride Esports, Inc.: 100,000 RSUs; Road2Teach, Inc.: 100,000 RSUs, and Stride Enrichment Programs, Inc.: 50,000 RSUs. For additional information regarding these awards, see the section above titled “Subsidiary Equity Awards.”

(13)
Mr. McMullen’s outstanding RSAs 1,075 shares vested on September 15, 2025; 1,075 shares will vest on March 15, 2026; and 8,600 shares will vest semi-annually in four equal installments beginning on September 15, 2026, subject to his continued employment through the applicable vesting date.

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Fiscal 2025 Option Exercises and Stock Vested Table
The following table provides information about the value realized by our NEOs as a result of the vesting of RSAs during fiscal 2025. None of our NEOs exercised any stock options during fiscal 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James J. Rhyu	189,214	18,275,482
Donna Blackman	27,830	3,121,598
Todd Goldthwaite	11,602	1,069,765
Greerson G. McMullen, Sr.	—	—
Vincent W. Mathis	33,501	2,746,892

(1)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing market price of our Common Stock on the date of vesting.
Fiscal 2025 Non-Qualified Deferred Compensation Table
The following table sets forth certain information with respect to amounts deferred by the NEOs during fiscal 2025, under our Deferred Compensation Plan, which is discussed in more detail in the Compensation Discussion and Analysis above.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
James J. Rhyu	359,654	—	221,837	(28,624)	2,436,742
Donna Blackman	456,787	—	94,074	—	1,125,512
Todd Goldthwaite	—	—	—	—	—
Greerson G. McMullen, Sr.	—	—	—	—	—
Vincent W. Mathis	—	—	7,718	—	182,556

(1)	All contributions have been previously reported within the Summary Compensation Table.

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Potential Payments upon Termination or Change in Control
We have entered into an employment agreement with Mr. Rhyu that provides for severance payments and benefits upon certain terminations of employment, including enhanced payments and benefits following a change in control of the Company. Our remaining NEOs (other than Mr. Mathis) are also entitled to certain payments and benefits upon certain terminations of employment, including enhanced payments and benefits following a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs (other than Mr. Mathis) are described in more detail below.
Employment Letter Agreement with Mr. Rhyu
Under Mr. Rhyu’s employment letter agreement, as amended, Mr. Rhyu is entitled to an annual base salary and has a target annual bonus opportunity. In addition, Mr. Rhyu is entitled to annual awards under our equity incentive award plans and programs as in effect from time to time.
Under his employment letter, in the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) continued payment of his annual base salary for a period of 24 months; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) continued health benefits at Company expense for a period of 12 months following his date of termination; and (iv) a prorated annual bonus for the year of termination based on actual performance for the year and payable at the same time annual performance bonus payments are made to other senior executive officers of the Company.
In the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, in either case, within two years following a change in control of the Company, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) a lump sum cash payment equal to two times his base salary; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) a prorated annual bonus for the year of termination based on Mr. Rhyu’s target annual bonus opportunity and payable as soon as practicable after the date of termination; (iv) a lump sum cash payment equal to two times his target annual bonus opportunity; (v) continued health benefits at Company expense for a period of 24 months following his date of termination; and (vi) immediate vesting of all unvested equity or equity-based awards granted under any equity compensation plans of the Company, provided that, unless a provision more favorable to Mr. Rhyu is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the achievement of the performance objectives for the applicable performance period as provided under the terms of the applicable award agreement.
His employment letter agreement also provides that Mr. Rhyu remains subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one-year period following termination of employment. In addition, during any period in which Mr. Rhyu is receiving any compensation from the Company (including and no less than any applicable severance period) and for a 12-month period thereafter, Mr. Rhyu is prohibited from competing with the Company or its business.
Change in Control Arrangements with Other Named Executive Officers
Except as described below with respect to outstanding PSUs, none of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination of employment in connection with the change in control of the Company. The change in control

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severance agreements with our NEOs (other than Mr. Rhyu, whose change in control payments and benefits are set forth in his individual employment agreement) provide that, upon termination of the NEO’s employment by the Company without cause or the resignation of employment by the NEO for good reason, in either case, within two years following a change in control of the Company, the NEO will be entitled to receive, subject to the NEO signing and not revoking a general release of claims in favor of the Company and continued compliance with certain restrictive covenants, (i) a lump sum severance payment in an amount equal to 1.5 times the standard severance the NEO would be entitled to receive under the Company’s then-prevailing severance guidelines (as described below) and 1.5 times the NEO’s target annual bonus opportunity; (ii) reimbursement for the Company paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the NEO and the NEO’s covered dependents for a period of up to 18 months following termination; and (iii) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the NEO is included in an applicable equity award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the achievement of the performance objectives for the applicable performance period as provided under the terms of the applicable award agreement.
Severance Guidelines for Other Named Executive Officers
Our NEOs (other than Mr. Rhyu) are generally entitled to receive severance payments and benefits upon a qualifying termination of employment under the Company’s severance guidelines in an amount determined based on their position and tenure with the Company, which is currently equal to 1.0 times annual base salary and payment or reimbursement of the Company- paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the NEO and the NEO’s covered dependents for a period of up to 12 months following termination. In addition, upon a termination of employment without cause or resignation for good reason, these NEOs may be eligible to receive (subject entirely to the Compensation Committee’s discretion and contingent upon signing a general release of claims in favor of the Company) accelerated vesting of outstanding and unvested time-based RSAs.
Equity Awards
Pursuant to the terms of their outstanding equity award agreements, in the event the employment of our NEOs is terminated due to their death or disability, the NEO (or their estate) would be entitled to full accelerated vesting of outstanding and unvested time-based RSAs.

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Estimated Value of Termination and Change in Control Payments and Benefits
The following table provides the estimated dollar value of the potential payments and benefits that each NEO, other than Mr. Mathis, would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the termination or change in control, as applicable, occurred on June 30, 2025, and the price per share of our Common Stock equaled $145.19, the value of one share of our Common Stock on June 30, 2025. Upon his resignation, Mr. Mathis was not entitled to and did not receive any severance payments or benefits from the Company and did not receive any payments or benefits other than amounts required to be paid pursuant to applicable law and Company benefit plans.

Name	Payment	Death ($)	Disability ($)	Termination Without Cause ($)	Constructive Termination / Good Reason ($)	Change in Control (no Termination) ($)	Change in Control (and Qualifying Termination) ($)
James J. Rhyu	Salary Continuation	—	—	2,000,000	2,000,000	—	2,000,000
	Bonus	—	—	2,000,000	2,000,000	—	6,000,000
	Benefit Continuation(1)	—	—	23,315	23,315	—	46,630
	RSA Vesting(2)	23,370,799	23,370,799	—	—	—	23,370,799
	PSU Vesting(3)	—	—	—	—	60,701,035	—
Donna Blackman	Salary Continuation	—	—	625,000	625,000	—	937,500
	Bonus	—	—	—	—	—	1,406,250
	Benefit Continuation(1)	—	—	17,336	17,336	—	26,004
	RSA Vesting(2)	6,193,079	6,193,079	—	—	—	6,193,079
	PSU Vesting(3)	—	—	—	—	17,528,789	—
	RSU Vesting(4)	—	—	—	—	355,200	—
Todd Goldthwaite	Salary Continuation	—	—	400,000	400,000	—	$600,000
	Bonus	—	—	—	—	—	600,000
	Benefit Continuation(1)	—	—	—	—	—	—
	RSA Vesting(2)	714,770	714,770	—	—	—	714,770
	PSU Vesting(3)	—	—	—	—	3,629,750	—
	RSU Vesting(4)	—	—	—	—	592,000	—
Greerson G. McMullen, Sr.	Salary Continuation	—	—	475,000	475,000	—	712,500
	Bonus	—	—	—	—	—	534,375
	Benefit Continuation(1)	—	—	8,829	8,829	—	13,243
	RSA Vesting(2)	1,560,793	1,560,793	—	—	—	1,560,793

(1)	Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.
(2)	Amounts shown include the dollar value of the portion of outstanding RSAs that would vest in each of the circumstances described above.
(3)
Amounts shown include the dollar value of the portion of PSUs that would vest upon a change in control of the Company assuming target achievement as it relates to the applicable performance metrics and the closing price of our Common Stock on June 30, 2025.

(4)
Amounts shown include the dollar value of the RSUs that would vest upon a change in control of the Company based on the fair market value of the RSUs as of June 30, 2025. For additional information regarding the Subsidiary RSUs, see the section above titled “Long-Term Incentive Compensation – Subsidiary Equity Awards.”

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CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the median of the annual total compensation of all our employees (except our CEO) and the annual total compensation of our CEO, Mr. Rhyu. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
There were no changes to the employee population or compensation programs from fiscal 2024 to fiscal 2025 that would significantly impact our pay ratio disclosure. As a result, we are using the same median employee identified in the CEO Pay Ratio disclosure included in our fiscal 2024 proxy statement. We identified the median employee for fiscal 2024 from among those employees who were employed by us on June 28, 2024, excluding our CEO, based on annualized base salaries for fiscal 2024, which we believe is reasonably representative of our employees’ total compensation for the fiscal year. We included all employees, whether employed on a full-time, part-time or seasonal basis, which yielded a total employee population of 8,615. We did not make any cost-of-living or other adjustments to employee compensation.
For the median employee, we calculated the annual total compensation for fiscal 2025 for such employee using the same methodology we used for our NEOs as set forth in the Fiscal 2025 Summary Compensation Table.
For fiscal 2025, the annual total compensation for our median employee was $56,973 and the annual total compensation for our CEO was $21,496,095, resulting in a pay ratio of 377 to 1.

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Pay-Versus-Performance Disclosure
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward and retain our executive officers. Our program aligns executive pay with our stockholders’ interests and links pay to performance through a blend of short-term and long-term performance measures. In January 2021, our tenured Chief Executive Officer, Nathaniel Davis (“PEO 2”) transitioned to the Executive Chair role until September 30, 2022. Upon Mr. Davis’ transition to Executive Chair in 2021, James Rhyu (“PEO 1”) was appointed as our CEO. We provide compensation actually paid for both Chief Executive Officers during the covered fiscal years in the following tables and include Nathaniel Davis in the non-PEO NEO average during his tenure as Executive Chair.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the Compensation Actually Paid to our NEOs and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”
Pay-Versus-Performance Table

Fiscal Year	Summary Compensation Table Total for PEO 1[1]	Compensation Actually Paid to PEO 1[2]	Summary Compensation Table Total for PEO 2[1]	Compensation Actually Paid to PEO 2[2]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Value of Initial Fixed $100 Investment Based On:		Net Income[7]	Company- Selected Measure: Revenue[8]
							Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b1)	(c1)	(b2)	(c2)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$21,496,095	$110,458,035	N/A	N/A	$2,912,493	$8,310,634	$300	$79	$287,941,000	$2,405,317,000
2024	$15,623,124	$44,420,248	N/A	N/A	$3,248,911	$5,737,256	$ 220	$59	$204,183,000	$2,040,069,000
2023	$9,737,733	$9,252,934	N/A	N/A	$2,213,728	$1,834,039	$150	$47	$126,867,000	$1,837,358,000
2022	$7,691,994	$10,589,204	N/A	N/A	$2,268,304	$4,323,405	$152	$61	$107,130,000	$1,686,666,000
2021	$4,716,110	$7,778,721	$6,017,557	$4,382,370	$6,273,179	$6,051,428	$126	$103	$71,451,000	$1,536,760,000

(1)
The dollar amounts reported in columns (b1) and (b2) represent the amount of total compensation reported for James J. Rhyu (“PEO 1”) and Nathaniel Davis (“PEO 2”) (our “PEOs”) for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

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(2)	The Compensation Actually Paid to our PEOs reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO 1			Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
	Summary Compensation Table – Total Compensation	(a)	$4,716,110	$7,691,994	$9,737,733	$15,623,124	$21,496,095
	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,499,642	$5,056,893	$7,146,186	$12,011,113	$16,860,903
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$3,068,190	$5,496,289	$6,956,947	$30,363,497	$44,255,673
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$2,004,308	$761,586	-$536,307	$8,615,400	$55,423,988
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$31,380	$189,978	$323,898	$673,144	$1,179,928
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$458,375	$1,506,250	-$83,151	$1,156,196	$4,963,254
−	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$0	$0	0
=	Compensation Actually Paid		$7,778,721	$10,589,204	$9,252,934	$44,420,248	$110,458,035

PEO 2			Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
	Summary Compensation Table – Total Compensation	(a)	$6,017,557	N/A	N/A	N/A	N/A
	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,999,828	N/A	N/A	N/A	N/A
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$0	N/A	N/A	N/A	N/A
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$0	N/A	N/A	N/A	N/A
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	N/A	N/A	N/A	N/A
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$1,364,641	N/A	N/A	N/A	N/A
−	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	N/A	N/A	N/A	N/A
=	Compensation Actually Paid	(h)	$4,382,370	N/A	N/A	N/A	N/A

For purposes of the adjustments to determine “Compensation Actually Paid,” we computed the fair value of equity awards in accordance with FASB ASC Topic 718 at the vesting date (for awards that

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vested at the end of or during each covered fiscal year) and at the end of the fiscal year (for awards that were outstanding and unvested as of the end of the covered fiscal year). The assumptions made in the calculation of the fair value of these equity awards did not differ materially from those disclosed as of the grant date of such equity awards.
(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of each NEO included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

Fiscal 2025		Fiscal 2024		Fiscal 2023		Fiscal 2022		Fiscal 2021
•	Donna Blackman	•	Donna Blackman	•	Nathaniel A. Davis	•	Nathaniel A. Davis	•	Timothy J. Medina
•	Todd Goldthwaite	•	Todd Goldthwaite	•	Donna Blackman	•	Timothy J. Medina	•	Kevin P. Chavous
•	Greerson G. McMullen, Sr.	•	Vincent W. Mathis	•	Vincent W. Mathis	•	Vincent W. Mathis	•	Vincent W. Mathis
•	Vincent W. Mathis	•	Les Ottolenghi	•	Les Ottolenghi	•	Les Ottolenghi	•	Shaun E. McAlmont

(4)
The Compensation Actually Paid to our NEOs (excluding our PEOs) on average reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

NEO Average			Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
	Summary Compensation Table – Total Compensation	(a)	$6,273,179	$2,268,304	$2,213,728	$3,248,911	$2,912,493
	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$4,987,037	$1,109,502	$1,339,659	$2,082,203	$2,059,602
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$3,608,070	$835,736	$1,304,186	$3,793,112	$3,626,912
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$899,387	$795,599	-$64,247	$1,035,978	$5,069,498
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$27,457	$417,023	$60,715	$78,514	$69,362
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$230,372	$1,116,245	-$340,684	$135,915	$470,461
−	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$0	$472,970	$1,778,488
=	Compensation Actually Paid		$6,051,428	$4,323,405	$1,834,039	$5,737,256	$8,310,634

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with FASB ASC Topic 718 at the vesting date (for awards that vested at the end of or during each covered fiscal year), at the end of the fiscal year (for awards that were outstanding and unvested as of the end of the covered fiscal year, including equity awards granted by newly-formed indirect subsidiaries of the Company (and direct subsidiaries of K12 Management Inc.) that were outstanding and unvested as of the end of the covered fiscal year). The assumptions made in the calculation of the fair value of these equity awards did not differ materially from those disclosed as of the grant date of such equity awards.
(5)
Total stockholder return is calculated by assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.

(6)	The peer group used is a select group of comparator companies, as used in the stock performance graph shown in our Annual Report on Form 10-K for the covered fiscal year. For the fiscal year ending

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June 30, 2025, such group was comprised of Adtalem Global Education Inc., American Public Education Inc., Perdoceo Education Corporation, Chegg, Inc., Grand Canyon Education Inc., Udemy, Inc., Pearson PLC, Strategic Education Inc., and Coursera, Inc, as presented in our Annual Report on Form 10-K for the fiscal year ending June 30, 2025. 2U, Inc. was a component company in the peer group used for the stock performance graph shown in our Annual Report on Form 10-K for the fiscal year ending June 30, 2024 but was removed from the stock performance graph peer group for the fiscal year ending June 30, 2025 due to its reorganization as a private company in September 2024 following its financial restructuring. Total stockholder return is calculated by assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(8)	Total revenue has been chosen as our Company Selected Measure.
Financial Performance Measures
The financial performance measures listed below represent all of the financial performance measures that were used to determine the compensation actually paid to our NEOs in fiscal 2025:
•	Revenue
•	Adjusted EBITDA
•	Adjusted Operating Income
Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid and TSR and the relationship between our TSR and peer group TSR.

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Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

Compensation Actually Paid and Revenue
The following chart illustrates the relationship between our Compensation Actually Paid and Revenue.

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GENERAL MATTERS
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity-derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% stockholders were complied with on a timely basis during fiscal 2025, except for a late Form 4 for Ms. Lawrence filed on December 17, 2024, relating to the acquisition of deferred stock units on December 5, 2024, due to an administrative error.
Stockholder Proposals and Nominations
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 24, 2026. Accordingly, stockholder proposals must be received no later than June 26, 2026. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.
Additionally, our bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2026 annual meeting of stockholders, any notification must be made no earlier than August 6, 2026 and no later than September 5, 2026. However, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be provided not more than 120 days prior to such annual meeting and not later than (i) 90 days prior to such annual meeting or, (ii) if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The stockholder must be a stockholder of record at the time of giving notice must be entitled to vote at that annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.
In connection with our solicitation of proxies for our 2026 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
Delivery of Documents to Stockholders Sharing an Address
The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials,

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as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials or the materials for future meetings, contact Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: Investor Relations, or call us at (703) 483-7000.
Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: Investor Relations, or call us at (703) 483-7000.
Other Matters
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of a majority of the voting stock represented in person or by proxy at the Annual Meeting, until a quorum is present or represented. Any business may be transacted, which might have been transacted at the meeting originally noticed, at the adjourned meeting at which a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

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APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Year Ended June 30,
	2023	2024	2025
	($ thousands)
Net income	$126,867	$204,183	$287,941
(Income) loss from equity method investments	334	(977)	2,271
Income tax expense	45,346	64,482	93,007
Other income, net	(15,452)	(26,900)	(33,629)
Interest expense, net	8,404	8,812	10,504
Income from operations	165,499	249,600	360,094
Stock-based compensation expense	20,320	31,462	36,794
Amortization of intangible assets	15,208	12,878	9,867
Depreciation and other amortization	95,150	96,805	104,802
Impairment of long-lived assets	0	0	59,478
Adjusted EBITDA	$296,177	$390,745	$571,035

	Year Ended June 30,
	2023	2024	2025
	($ thousands)
Income from operations	$165,499	$249,600	$360,094
Stock-based compensation expense	20,320	31,462	36,794
Amortization of intangible assets	15,208	12,878	9,867
Impairment of long-lived assets	0	0	59,478
Adjusted operating income	$201,027	$293,940	$466,233

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APPENDIX B
STRIDE, INC.
2016 EQUITY INCENTIVE AWARD PLAN

(AS AMENDED AND RESTATED EFFECTIVE OCTOBER 17, 2025)
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2 Share Recycling. Except as provided in Section 4.3 below, if all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or

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again be available for Award grants under the Plan. Further, except as provided in Section 4.3 below with respect to Options, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.
4.3 Limitation on Share Recycling. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant and shall not be available for future grants of Awards:
(a) Shares tendered by a Participant or withheld by the Company in payment of the exercise price or to satisfy any tax withholding obligation with respect to an Award that is an Option;
(b) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof; and
(c) Shares purchased on the open market with the cash proceeds from the exercise of Options.
4.4 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 10,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
4.5 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.6 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant

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date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee Director. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. No Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right unless the exercise would violate an Applicable Law. Notwithstanding the

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foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant has participated in any such violation. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other relationship by the Company or any of its Subsidiaries for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option or Stock Appreciation Right, as applicable, shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon the effective date of such termination of employment or other relationship).
5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;
(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

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ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS; DIVIDEND EQUIVALENTS
6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2 Restricted Stock.
(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. Notwithstanding anything herein to the contrary, in no event will dividends be paid during the vesting period with respect to unearned Awards. Dividends accrued on shares of Restricted Stock shall become payable no earlier than the date the underlying Restricted Stock vests. All such dividends shall be paid as soon as administratively practicable following the time the applicable Restricted Stock vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement.
(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3 Restricted Stock Units.
(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
6.4 Dividend Equivalents. If the Administrator provides, an Award (including a grant of Restricted Stock Units) may provide a Participant with the right to receive Dividend Equivalents. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalents be paid during the vesting period with respect to an unearned Award. Dividend Equivalents accrued with respect to an Award shall become payable no earlier than the date the underlying Award vests. Dividend Equivalents may be settled in cash or Shares, in the Administrator’s sole discretion, and subject to other terms and conditions as set forth in the Award Agreement. All such Dividend Equivalents shall be paid as soon as administratively practicable following the time the applicable Award vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement. No Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

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ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

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(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e) To replace such Award with other rights or property selected by the Administrator; and/or
(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3 Acceleration Upon a Change in Control. Notwithstanding anything in Section 8.2 to the contrary, and except as may otherwise be provided in any applicable Award Agreement or other written agreement between the Company or any of its Subsidiaries and a Participant, if a Change in Control occurs and Awards are not continued, converted, assumed, or replaced by (i) the Company or a Subsidiary or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.
8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale

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or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Award and that the broker has been directed to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and

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there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6 Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Other than pursuant to Sections 8.1 and 8.2, the Administrator shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or Stock Appreciation Right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock

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option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE X.
MISCELLANEOUS
10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3 Effective Date and Term of Plan. The Plan is a further amendment and restatement of the Company’s 2016 Incentive Award Plan originally approved by the Board in 2016 and by the Company’s stockholders on December 15, 2016 (the “Original Effective Date”), as most recently amended and restated by the Board in 2022 and by the Company’s stockholders on December 9, 2022 (the “2022 Restated Plan”). This amended and restated Plan will become effective on the date it is approved by the Company’s stockholders (the “Restatement Effective Date”) and, unless earlier terminated by the Board, will remain in effect until October 17, 2035, the tenth anniversary of the date the Board adopted this amended and restated Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If this amended and restated Plan is not approved by the Company’s stockholders within twelve (12) months of the date the Board adopted this amended and restated Plan, this amended and restated Plan will not become effective, and the 2022 Restated Plan will continue in full force and effect in accordance with its terms.
10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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10.6 Section 409A.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, subject to the Company’s organizational documents and applicable law, (a) no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

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10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities, whether subject to outstanding Awards or otherwise, during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing prohibitions until the end of the Lock-Up Period and these restrictions will be binding on the applicable Participant. Further, each Participant shall, if so requested by any underwriter representative, execute a customary lock-up agreement which shall provide such terms as such underwriter representative may in its discretion request, including, without limitation the prohibition on sale and transfer during the Lock-Up Period described in this Section 10.8.
10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

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10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2 “Applicable Laws” means any applicable laws, including, without limitation, (a) the provisions of the Code, the Securities Act, the Exchange Act and any rules and regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations; (c) the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted; and (d) the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

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11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5 “Board” means the Board of Directors of the Company.
11.6 “Cause” means (i) if Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, Participant’s (A) failure in any material respect to carry out or comply with any lawful and reasonable directive of the Board or Participant’s direct supervisor; (B) willful misconduct, gross negligence or breach of fiduciary duty with respect to the Company or any of its affiliates that, in each case or in the aggregate, results in material harm to the Company or any of its affiliates; (C) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (D) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing Participant’s duties and responsibilities; or (E) commission of an act of fraud, embezzlement or misappropriation against the Company or any of its affiliates. Notwithstanding the foregoing, in the event of any circumstance described in clause (ii)(A) of the foregoing sentence, the Company may not terminate Participant’s employment for Cause unless, to the extent such failure can be fully cured, the Company has provided Participant with at least thirty (30) days’ notice of such failure and Participant has not remedied the failure within the 30-day period.
11.7 “Change in Control” means and includes each of the following:
(a) A transaction or series of transactions occurring after the Original Effective Date whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such transaction; or
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Original Effective Date of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

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(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10 “Common Stock” means the common stock of the Company.
11.11 “Company” means Stride, Inc., a Delaware corporation, or any successor.
11.12 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

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11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14 “Director” means a Board member.
11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.17 “Employee” means any employee of the Company or its Subsidiaries.
11.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.23 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.24 “Option” means an option to purchase Shares.
11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

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11.26 “Overall Share Limit” means 8,107,457 Shares.1
11.27 “Participant” means a Service Provider who has been granted an Award.
11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include, without limitation, the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per Share, price per Share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, student lifetime value, number of new courses, number of classrooms using our curriculum, curriculum enhancement and compliance with state standards, learning and content management system improvements, development and/or implementation of school initiatives and services, academic performance, training and professional development goals, state testing measures for schools and students, infrastructure scaling, new product development, business development, human capital development, human resources goals, employee satisfaction, regulatory compliance objectives, supervision of litigation and other legal matters, managing relationships with charter authorizers, charter school boards, or other organizations that influence charter schools, cost management, expense reduction goals, budget comparisons, and contract renewals, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt
[1]
NTD: Represents the sum of (1) the original share reserve on Original Effective Date (3,746,829 Shares), plus (2) the increase in share reserve under the 2022 Restated Plan (1,045,000 Shares), plus (3) the increase in share reserve under this amended and restated Plan (740,000 Shares), plus (4) any Shares which were subject to awards under the Company’s 2007 Equity Incentive Award Plan (and any other prior equity incentive plans of the Company or its predecessor) on the Original Effective Date which became available for issuance under the Plan on or after the Original Effective Date and prior to September 19, 2022 (2,575,628 Shares).

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securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.29 “Plan” means this amended and restated 2016 Equity Incentive Award Plan.
11.30 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.31 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.32 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.33 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.34 “Securities Act” means the Securities Act of 1933, as amended.
11.35 “Service Provider” means an Employee, Consultant or Director.
11.36 “Shares” means shares of Common Stock.
11.37 “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.38 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.39 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.40 “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

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APPENDIX C
STRIDE, INC.
2025 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE
The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.
The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.
For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.
2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.3 “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.4 “Board” means the Board of Directors of the Company.

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2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.6 “Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefore.
2.7 “Company” means Stride, Inc., a Delaware corporation, or any successor.
2.8 “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation or wages received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including overtime payments and excluding sales commissions, incentive compensation, bonuses, expense reimbursements, income received in connection with any compensatory equity awards, fringe benefits and other special payments.
2.9 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
2.10 “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.
2.11 “Effective Date” has the meaning given to such term in Article X.
2.12 “Eligible Employee” means:
(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

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(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, unless otherwise determined by the Administrator, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate certain Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.
2.13 “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.
2.14 “Enrollment Date” means the first Trading Day of each Offering Period.
2.15 “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if there is no established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.
2.16 “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.17 “Offering” means an offer by the Company under the Plan to Eligible Employees of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
2.18 “Offering Document” has the meaning given to such term in Section 4.1.
2.19 “Offering Period” has the meaning given to such term in Section 4.1.

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2.20 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.21 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.
2.22 “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.23 “Plan” means this 2025 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.
2.24 “Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.
2.25 “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.26 “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.27 “Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan or any Offering(s), in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.28 “Securities Act” means the U.S. Securities Act of 1933, as amended.
2.29 “Share” means a share of Common Stock.
2.30 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

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2.31 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 4,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.
3.2 Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.
ARTICLE IV.
OFFERING PERIODS;OFFERING DOCUMENTS; PURCHASE DATES
4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.
4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a) the length of the Offering Period, which period shall not exceed twenty-seven months;
(b) the length of the Purchase Period(s) within the Offering Period;
(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below);
(d) in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below); and
(e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

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ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
5.2 Enrollment in Plan.
(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b) Except as otherwise determined by the Administrator, each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease (but not increase) or suspend his or her payroll deduction elections one time during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions during an Offering Period, such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d) Except as otherwise set forth in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document or determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in any non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the

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Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.
5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5 Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6 Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable, but not more than 30 days, after the Purchase Date.
5.7 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to the Participant’s authorized payroll deduction.

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ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.
6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Purchase Period, unless the Administrator provides that such amounts should be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.
6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

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6.5 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1 Withdrawal. Except as otherwise set forth in an Offering Document or as otherwise determined by the Administrator, a Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.
7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in any subsequent Offering Period that commences after the termination of the Offering Period from which the Participant withdraws.
7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the then-current Purchase Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers

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employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code or other Applicable Law.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN SHARES
8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

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(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e) To provide that all outstanding rights shall terminate without being exercised.
8.3 No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); or (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan.
9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, to the extent permitted by Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

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(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c) allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.
ARTICLE X.
TERM OF PLAN
The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). The Plan shall remain in effect until terminated under Section 9.1. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan. This Plan will be submitted for approval by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan until the Effective Date occurs.
ARTICLE XI.
ADMINISTRATION
11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
11.2 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a) To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).
(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c) To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.
(d) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(e) To amend, suspend or terminate the Plan as provided in Article IX.

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(f) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.
(g) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
11.3 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.4 Designation of Beneficiary.
(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the

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knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.
12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ or service of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.11 Limitations on Liability. Notwithstanding any other provisions of the Plan, subject to the Company’s organizational documents and applicable law, (a) no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost

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or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
12.12 Data Privacy. As a condition for participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and participation details, to implement, manage and administer the Plan and any Offering Period(s) (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan and any Offering Period(s), and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By participating in any Offering Period under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 12.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 12.12, and the Company may cancel Participant’s ability to participate in the Plan or any Offering Period(s). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
12.13 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
12.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
12.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Laws.
12.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

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12.17 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
12.18 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.
12.19 Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
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Stride

STRIDE, INC.
ATTN: DONNA BLACKMAN
11720 PLAZA AMERICA DRIVE
9TH FLOOR
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 3, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78977-P37551 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRIDE, INC.

The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3, 4 and 5.

		For	Withhold
1a.	Aida M. Alvarez	☐	☐
1b.	Steven B. Fink	☐	☐
1c.	Robert E. Knowling, Jr.	☐	☐
1d.	Allison Lawrence	☐	☐
1e.	Liza McFadden	☐	☐
1f.	James J. Rhyu	☐	☐
1g.	Ralph Smith	☐	☐
1h.	Joseph A. Verbrugge	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

V78978-P37551

STRIDE, INC.
Annual Meeting of Stockholders
December 4, 2025 11:00 a.m.
This proxy is solicited by the Board of Directors

The above signed stockholder(s) of Stride, Inc., a Delaware corporation (the "Company"), hereby constitute(s) and appoint(s) James J. Rhyu and Greerson G. McMullen, and each of them, with the power to act without the other and with the power of substitution, as proxies (the "Proxy Holders") and attorneys-in-fact for the above signed, to attend the Annual Meeting of Stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 4, 2025 at 11:00 a.m., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the above signed all votes that the above signed is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the above signed at the annual meeting with all powers possessed by the above signed if personally present at the annual meeting. This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s).

If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted "FOR" the election of each of the Board of Directors nominees named in the proxy statement; "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2026; "FOR" the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; "FOR" the approval of the amendment and restatement of the Company's 2016 Equity Incentive Award Plan; and "FOR" the approval of the Company's 2025 Employee Stock Purchase Plan. Stockholders may revoke their Proxy by attending and casting their vote at the meeting.

PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2025 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting.

Continued and to be signed on reverse side